     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1998

                                                        REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                               FCC NATIONAL BANK
                  (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
               (EXACT NAME AS SPECIFIED IN REGISTRANT'S CHARTER)
                         FIRST CHICAGO MASTER TRUST II
                         (ISSUER OF THE CERTIFICATES)

     UNITED STATES                   6021                  51-0269396
    (STATE OR OTHER JURISDICTION OF                      (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                         (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)



                              ONE GATEWAY CENTER
                                300 KING STREET
                          WILMINGTON, DELAWARE 19801
                                (302) 594-8606
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ROBERT A. ROSHOLT
           EXECUTIVE VICE PRESIDENT AND PRINCIPAL FINANCIAL OFFICER
                         FIRST CHICAGO NBD CORPORATION
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670
                                (312) 732-3209
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                             INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
   LAURENCE GOLDMAN, ESQ.                         RICHARD F. KADLICK, ESQ.
FIRST CHICAGO NBD CORPORATION                      SKADDEN, ARPS, SLATE,
  ONE FIRST NATIONAL PLAZA                           MEAGHER & FLOM LLP
   CHICAGO, ILLINOIS 60670                            919 THIRD AVENUE
      (312) 732-3565                              NEW YORK, NEW YORK 10022
                                                       (212) 735-3000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------
                        CALCULATION OF REGISTRATION FEE
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                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
 TITLE OF SECURITIES TO  AMOUNT TO BE OFFERING PRICE PER AGGREGATE OFFERING    AMOUNT OF
     BE REGISTERED*       REGISTERED    CERTIFICATE**         PRICE**       REGISTRATION FEE
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Asset Backed
 Securities.............  $1,000,000         100%            $1,000,000           $295

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 * The securities are also being registered for the purpose of market-making. ** Estimated solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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                   SUBJECT TO COMPLETION, DATED APRIL 7, 1998

PROSPECTUS

                         FIRST CHICAGO MASTER TRUST II
                           ASSET BACKED CERTIFICATES
                     FCC NATIONAL BANK, SELLER AND SERVICER


                    THE TRUST--

 CONSIDER
 CAREFULLY THE      . may periodically issue asset backed certificates in one
 RISK FACTORS         or more series with one or more classes; and
 BEGINNING ON
 PAGE 10 IN
 THIS
 PROSPECTUS.

                    . will own--

                       . receivables in a portfolio of consumer revolving
                         credit card accounts;

 A certificate
 is not a
 deposit and
 neither the
 certificates
 nor the
 underlying
 accounts or
 receivables
 are insured
 or guaranteed
 by the
 Federal
 Deposit
 Insurance
 Corporation
 or any other
 governmental
 agency.

                       . payments due on those receivables; and

                       . other property described in this prospectus and in
                         the accompanying prospectus supplement.

                    THE CERTIFICATES--

                    . will represent interests in the trust and will be paid
                      only from the trust assets;

                    . offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

                    . may have one or more forms of enhancement; and

                    . will be issued as part of a designated series which may
                      include one or more classes of certificates and enhancement.

 The
 certificates
 will
 represent
 interests in
 the trust
 only and will
 not represent
 interests in
 or
 obligations
 of FCC
 National Bank
 or any FCC
 National Bank
 affiliate.

                    THE CERTIFICATEHOLDERS--

                    . will receive interest and principal payments from a
                      varying percentage of credit card account collections.

First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of FCC National Bank, may buy and sell Certificates in the secondary market as part of its ordinary business as a broker-dealer. FCCM may use this prospectus and the accompanying prospectus supplement in such transactions. FCCM will make any such sale at the prevailing market price at the time of the sale.


This
prospectus
may be used
to offer and
sell any
series of
certificates
only if
accompanied
by the
prospectus
supplement
for that
series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 April  , 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

  We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

  . the timing of interest and principal payments;

  . financial and other information about the Receivables;

  . information about enhancement for each Class;

  . the ratings for each Class; and

  . the method for selling the Certificates.

  IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

  You should rely only on the information provided in this Prospectus and in the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

  We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 61 in this Prospectus.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY........................................................    5
 The Trust and the Trustee................................................    5
 Trust Assets.............................................................    5
 Information about the Receivables........................................    5
 Collections by the Servicer..............................................    6
 Allocation of Trust Assets...............................................    6
 Interest Payments on the Certificates....................................    6
 Principal Payments on the Certificates...................................    6
 Revolving Period.........................................................    6
 Controlled Accumulation Period...........................................    7
 Controlled Amortization Period...........................................    7
 Principal Amortization Period............................................    7
 Rapid Accumulation Period................................................    7
 Rapid Amortization Period................................................    8
 Liquidation Events.......................................................    8
 Shared Excess Finance Charge Collections.................................    8
 Shared Principal Collections.............................................    8
 Credit Enhancement.......................................................    8
 Optional Repurchase......................................................    8
 Tax Status...............................................................    9
 Certificate Ratings......................................................    9
RISK FACTORS..............................................................   10
 Limited Ability to Resell Certificates...................................   10
 Potential Priority of Certain Liens......................................   10
 Possible Effects of Insolvency of the Seller.............................   10
 Seller's Ability to Change Terms of the Receivables and Possible Effect
  on Certificateholders...................................................   11
 Effects of Consumer Protection Laws on Certificateholders................   12
 Timing of Principal Payments.............................................   13
 Effect of Subordination on Subordinated Certificateholders...............   13
 Risks Relating to Receivables in Defaulted Accounts......................   13
 Basis Risk...............................................................   14
 Effect on Certificateholders of Issuance of Additional Series by the
  Trust...................................................................   14
 Economic Factors Affecting Certificates..................................   14
 Addition of Accounts.....................................................   14
THE TRUST.................................................................   16
THE BANK'S CREDIT CARD BUSINESS...........................................   16
 General..................................................................   16
 Collection Efforts.......................................................   17

                                                                            PAGE
                                                                            ----
 Loss and Delinquency Experience...........................................  18
 Revenue Experience........................................................  18
 Interchange...............................................................  19
 Competition in the Credit Card Industry...................................   19
THE ACCOUNTS...............................................................  20
 General...................................................................  20
 Billing and Payments......................................................  21
THE SELLER.................................................................  21
USE OF PROCEEDS............................................................  22
MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS..............................  22
DESCRIPTION OF THE CERTIFICATES AND THE AGREEMENT..........................  22
 General...................................................................  23
 Book-Entry Registration...................................................  24
 Definitive Certificates...................................................  27
 Interest Payments.........................................................  27
 Principal Payments........................................................  28
 Conveyance of Receivables.................................................  28
 Exchanges.................................................................  29
 Covenants, Representations and Warranties.................................  30
 Addition of Accounts......................................................  32
 Removal of Accounts.......................................................  33
 Collection Account........................................................  34
 Other Trust Accounts......................................................  34
 Funding Period............................................................  34
 Paired Series.............................................................  35
 Allocation Percentages....................................................  35
 Application of Collections................................................  36
 Discount Option...........................................................  37
 Shared Collections of Finance Charge Receivables..........................  37
 Shared Collections of Principal Receivables...............................  37
 Defaulted Receivables; Rebates and Fraudulent Charges.....................  37
 Defeasance................................................................  38
 Final Payment of Principal; Termination of Trust..........................  39
 Liquidation Events........................................................  39
 Indemnification...........................................................  40
 Collection and Other Servicing Procedures.................................  40
 Servicer Covenants........................................................  41
 Servicing Compensation and Payment of Expenses............................  41

                                                                            PAGE
                                                                            ----
 Certain Matters Regarding the Servicer....................................  42
 Servicer Default..........................................................  42
 Reports to Certificateholders.............................................  43
 Evidence as to Compliance.................................................  44
 Conveyance of Accounts....................................................  44
 Amendments................................................................  44
 List of Certificateholders................................................  45
 The Trustee...............................................................  45
ENHANCEMENT................................................................  46
 General...................................................................  46
 Subordination.............................................................  46
 Cash Collateral Guaranty or Account.......................................  46
 Collateral Interest.......................................................  47
 Letter of Credit..........................................................  47
 Surety Bond or Insurance Policy...........................................  47
 Interest Rate Swap........................................................  47
 Spread Account............................................................  48
 Reserve Account...........................................................  48
CERTIFICATE RATINGS........................................................  48
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  48
 Transfer of Receivables...................................................  48
 Certain Matters Relating to Receivership..................................  49
 Consumer Protection Laws..................................................  50

                                                                           PAGE
                                                                           ----
TAX MATTERS...............................................................  51
 General..................................................................  51
 Characterization of Certificates as Indebtedness.........................  51
 Taxation of Interest Income of Certificateholders........................  52
 Sale of a Certificate....................................................  53
 Tax Characterization of Trust............................................  53
 Recent Legislation.......................................................  54
 Foreign Investors........................................................  55
STATE AND LOCAL TAXATION..................................................  56
ERISA CONSIDERATIONS......................................................  56
PLAN OF DISTRIBUTION......................................................  58
LEGAL MATTERS.............................................................  59
REPORTS TO CERTIFICATEHOLDERS.............................................  59
WHERE YOU CAN FIND MORE INFORMATION.......................................  59
INDEX OF TERMS FOR PROSPECTUS.............................................  61
ANNEX 1: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.... A-1

                               PROSPECTUS SUMMARY

  . THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

  . THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.
THE TRUST AND THE TRUSTEE

First Chicago Master Trust II (the "Trust") was formed as of June 1, 1990 under a Pooling and Servicing Agreement (the "Agreement") between FCC National Bank (the "Bank" or the "Seller"), as seller and servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Trust is a master trust under which one or more Series will be issued through a Series Supplement to the Agreement. Any Series may consist of one or more Classes. Any Class or Series may be offered other than by this Prospectus; for example, they may be offered in a private placement. The Trust may only engage in the following activities:

 . acquiring and holding specified assets;

 . issuing and making payments on the Asset Backed Certificates (the
   "Certificates") and other interests in the Trust; and

 . engaging in related activities.

TRUST ASSETS

The Seller has transferred to the Trust the Receivables in certain VISA(R) and MasterCard(R)* consumer revolving credit card Accounts. All new Receivables generated in the Accounts will be transferred automatically to the Trust. The total amount of Receivables in the Trust will fluctuate daily as new Receivables are generated and payments are received on existing Accounts. Additional similar assets may be transferred to the Trust. Under certain circumstances, the Seller may be required to transfer additional similiar assets to the Trust. See "The Receivables" and "Description of the Certificates and the Agreement--Addition of Accounts" in this Prospectus.
--------
* VISA(R) and MasterCard(R) are registered trademarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

The Trust assets also include payments due on the Receivables and other proceeds of the Receivables. Currently, the Trust assets exclude payments on receivables which have been written off as uncollectible. The Seller expects to begin adding recoveries on such written off receivables to the Trust by the end of the second quarter of 1998.

Additional Trust assets may include:

 . rights to certain fees the Bank receives through VISA and MasterCard called
   Interchange;

 . monies deposited in certain of the Trust's bank accounts and investments of those monies; and

 . ""Enhancements," including any credit enhancement, guaranteed rate agree-ment, maturity liquidity facility, tax protection agreement, interest rate swap or cap, cash collateral account, collateral interest, currency swap or other similar arrangement.

The Seller may remove, subject to certain limitations and conditions, Receiv-ables that it transferred to the Trust. See "Description of the Certificates and the Agreement--Removal of Accounts" in this Prospectus.

INFORMATION ABOUT THE RECEIVABLES

The Receivables arise in Accounts selected from the Bank's credit card portfolio based on criteria established in the Agreement and applied on the date of their selection.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are the related periodic charges, annual fees, late charges, over-limit fees and all other fees billed to cardholders.

Certain Interchange may be treated as collections of Finance Charge Receivables for a Series. Recoveries on written off receivables may also be treated as collections of Finance Charge Receivables for a Series if the Seller so provides in the future. See "The Bank's Credit Card Business-- Interchange" and "--Loss and Delinquency Experience" in this Prospectus.

COLLECTIONS BY THE SERVICER

The Bank services the Receivables under the Agreement. In limited cases, the Bank may resign or be removed and either the Trustee or a third party may be appointed as the new servicer. The Bank, or any new servicer, is called the "Servicer." The Servicer receives a servicing fee from the Trust for each Series. See "The Seller" in this Prospectus.

The Servicer receives collections on the Receivables, deposits those collections in a trust account and keeps track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables. The Servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The Trust assets will be allocated to the holders of the Certificates and other interests of each Series. The "Exchangeable Seller's Certificate" represents the remaining interest in the assets of the Trust not represented by the Certificates and other Series interests issued by the Trust. If there is more than one Class in a Series, there may be a further allocation of Trust assets among each Class.

The Servicer will allocate (a) collections of Finance Charge Receivables and Principal Receivables and (b) Receivables in Accounts written off as uncol-lectible to each Series based upon a varying percentage called the "Invested Percentage," as described in the accompanying Prospectus Supplement.

The aggregate amount of Principal Receivables allocated to a Series estab-lishes the "Invested Amount" for that Series. The "First Chicago Amount" will be the aggregate amount of Principal Receivables in the Trust not allocated to any Series.

Certificateholders are only entitled to amounts allocated to their Series equal to the interest and principal payments on their Certificates. See "De-scription of the Certificates and the Agreement--General" and "--Allocation Percentages" in this Prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each Certificate of a Series will represent the right to receive payments of interest as described in the accompanying Prospectus Supplement. If a Series of Certificates consists of one or more Classes, each Class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and rights to Enhancement.

Each Class of Certificates may have a fixed, a floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the Certificates, each called a "Distribution Date."

If interest is paid less frequently than monthly, collections of Finance Charge Receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by the Rating Agencies until paid to Certificateholders. Interest payments for any Series of Certificates will be funded from collections of Finance Charge Receivables allocated to the Series, any applicable Enhancement and, if and to the extent specified in the accompa-nying Prospectus Supplement, monies earned while collections were invested pending payment to the Certificateholders. See "Description of the Certifi-cates and the Agreement--Application of Collections," "--Shared Collections of Finance Charge Receivables" and "Enhancement" in this Prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each Certificate of a Series will represent the right to receive payments of principal as described in the accompanying Prospectus Supplement. If a Series of Certificates consists of one or more Classes, each Class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity and rights to Enhancement.

REVOLVING PERIOD

Each Class of Certificates will begin with a period called a "Revolving
Period" during which the Trust
will not pay, or accumulate, principal for the related Certificateholders. The Trust will usually pay available principal to the holder of the Exchangeable Seller's Certificate but may pay amounts due to holders of Certificates of other Series. The Revolving Period for a Class starts on the date that Class is issued and ends at the start of an amortization period or an accumulation period.

Following the Revolving Period, each Class of Certificates will have one or a combination of the following periods in which:

 . principal is accumulated in specified amounts and paid on a scheduled date
   (a "Controlled Accumulation Period");

 . principal is paid in fixed amounts at scheduled intervals (a "Controlled
   Amortization Period");

 . principal is paid in varying amounts at scheduled intervals (a "Principal
   Amortization Period");

 . principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date (a "Rapid Accumulation Period");

 . principal is paid in varying amounts each month following certain adverse events (a "Rapid Amortization Period").

CONTROLLED ACCUMULATION PERIOD

If a Class of Certificates has a Controlled Accumulation Period, the Trust is expected to pay available principal to those Certificateholders on a specific date stated in the accompanying Prospectus Supplement called the "Scheduled Payment Date." If the Series has more than one Class, each Class may have a different priority for payment. For a period of time prior to the Scheduled Payment Date, the Trust is scheduled to deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposit-ed. If amounts sufficient to pay the Invested Amount for a Class have not been accumulated by the Scheduled Payment Date for that Class, a Liquidation Event will occur and the Rapid Amortization Period will begin. The Controlled Accumu-lation Period for a Class starts on a date specified in the accompanying Pro-spectus Supplement and ends when any one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period or, if it applies, a Rapid Accumulation Period starts; or

 . the latest date by which principal and interest for the Series of Certificates can be paid, called the "Series Termination Date."

CONTROLLED AMORTIZATION PERIOD

If a Class of Certificates has a Controlled Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date during the Controlled Amortization Period in a specified amount plus any specified amounts not previously paid. If the Series has more than one Class, each Class may have a different priority for payment. The Controlled Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period starts; or

 . the Series Termination Date.

PRINCIPAL AMORTIZATION PERIOD

If a Class of Certificates has a Principal Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date during the Principal Amortization Period. If a Series has more than one Class, each Class may have a different priority for payment. The Principal Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period starts; or

 . the Series Termination Date.

RAPID ACCUMULATION PERIOD

If a Class of Certificates has a Controlled Accumulation Period, it may also have a Rapid Accumulation Period. During a Rapid Accumulation Period, the Trust will periodically deposit available principal in a trust account prior to the Scheduled Payment Date. The Rapid Accumulation Period for a Class starts as specified in the accompanying Prospectus Supplement on a day on or after a designated Liquidation Event has occurred, but in no event later than the Scheduled Payment Date, and ends when one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period starts; or

 . the Scheduled Payment Date.

RAPID AMORTIZATION PERIOD

If a Class of Certificates is in a Rapid Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date. If the Series has more than one Class, each Class may have a different priority for payment. For a Class without a Rapid Accumulation Period, the Rapid Amortization Period starts on the day a Liquidation Event occurs. For a Class with a Rapid Accumulation Period, the Rapid Amortization Period starts as specified in the accompanying Prospectus Supplement on a day on or after one or more certain Liquidation Events occurs, but in no event later than the Scheduled Payment Date for that Class. The Rapid Amortization Period ends when any of the following occurs:

 . the Invested Amount for the Class is paid in full; or

 . the Series Termination Date.

LIQUIDATION EVENTS

A "Liquidation Event" for any Series of Certificates will include certain adverse events described in the accompanying Prospectus Supplement, including the following:

 . certain events of insolvency, conservatorship or receivership relating to the Seller; or

 . the Trust becomes an "investment company" under the Investment Company Act of 1940.

See "Description of the Certificates and the Agreement--Liquidation Events" in this Prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

If specified in the accompanying Prospectus Supplement, to the extent that collections of Finance Charge Receivables allocated to any Series are not needed for that Series, those collections may be applied to certain shortfalls of another Series if such other Series permits such application. See "Description of the Certificates and the Agreement--Shared Collections of Finance Charge Receivables" in this Prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying Prospectus Supplement, to the extent that collections of Principal Receivables allocated to any Series are not needed for that Series, those collections may be applied to cover principal payments for another Series if such other Series permits such application. Any reallocation for this purpose will not reduce the Invested Amount for the Series to which those collections were initially allocated. See "Description of the Certificates and the Agreement--Shared Collections of Principal Receivables" in this Prospectus.

CREDIT ENHANCEMENT

Each Class of a Series may be entitled to Enhancement. Enhancement provides additional payment protection to investors in each Class of Certificates that has Enhancement.

"Enhancement" for the Certificates of any Class may take the form of one or more of the following:

 . subordination    . letter of credit
 . collateral interest
                    . surety bond
 . insurance policy .  spread account
 . cash collateral guaranty or account
                    . reserve account

The type, characteristics and amount of an Enhancement will be:

 . based on several factors, including the characteristics of the Receivables and Accounts at the time a Series of Certificates is issued; and

 . established based on the requirements of each Rating Agency rating one or more Classes of the Certificates of that Series.

See "Enhancement" and "Certificate Ratings" in this Prospectus.

OPTIONAL REPURCHASE

The Seller has the option to repurchase any Series of Certificates once the Invested Amount for the Series is reduced to 5% or less of the initial Invested Amount. See "Description of the Certificates and the Agreement--Final Payment of Principal; Termination of Trust" in this Prospectus.

TAX STATUS

For information concerning the application of the Federal income tax laws, including whether the Certificates will be characterized as debt for Federal income tax purposes, see "Tax Matters" in this Prospectus and "Summary of Series Provisions--Tax Status" in the accompanying Prospectus Supplement.

CERTIFICATE RATINGS

Any Certificate offered by this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the Seller to rate any Series is a "Rating Agency."

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Certificate Ratings" in this Prospectus.

                                 RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the Certificates.

LIMITED ABILITY TO RESELL
 CERTIFICATES..............  The underwriters may assist in resales of the
                             Certificates but they are not required to do so. A secondary market for any Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

POTENTIAL PRIORITY OF        The Seller has transferred Receivables to the
 CERTAIN LIENS.............  Trust. However, a court could conclude that the
                             Seller still owns the Receivables and that the Trust holds only a security interest. The Seller has taken certain steps to give the Trustee a "first priority perfected security interest" in the Receivables in the event a court concludes the Seller still owns the Receivables. If a court concludes that the transfer to the Trust is only a grant of a security interest in the Receivables, a tax or government lien (or other lien permitted under the law without the consent of the Seller) on the Seller's property arising before new Receivables come into existence may get paid before the Trust's interest in the Receivables. Also, if the Seller became insolvent or entered into bankruptcy and the Federal
                             Deposit Insurance Corporation (the "FDIC") were appointed conservator or receiver of the Seller, the FDIC's administrative expenses might be paid from the Receivables before the Trust received any payments on the Receivables. In addition, if the Seller became insolvent or entered into bankruptcy or a receivership, the Trust, under certain circumstances, might not have a perfected security interest in cash collections held by the Seller which had not yet been deposited into the Trust's account. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and
                             "Description of the Certificates and the Agreement--Covenants, Representations and
                             Warranties" in this Prospectus.

POSSIBLE EFFECTS OF
 INSOLVENCY OF THE           The Federal Deposit Insurance Act ("FDIA"), as
 SELLER....................  amended by the Financial Institutions Reform,
                             Recovery and Enforcement Act of 1989 ("FIRREA"), provides that a security interest should be respected by the FDIC where--

                             . the Seller's transfer of the Receivables is the
                               grant of a valid security interest in the Receivables to the Trust;

                             . the Seller becomes insolvent and the FDIC is
                               appointed conservator or receiver of the Seller; and

                             . the security interest (a) is validly perfected
                               before the Seller's insolvency and (b) was not taken in contemplation of the Seller's insolvency or with the intent to hinder, delay or defraud the Seller or its creditors.

                             FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to the Trust of payments collected on the Receivables. If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced. For example, under the FDIA, the FDIC could--

                             . require the Trustee to go through an
                               administrative claims procedure to establish its right to those payments;

                             . request a stay of proceedings with respect to
                               the Seller; or

                             . reject the Seller's contract to transfer
                               Receivables to the Trust and limit the Trust's resulting claim to "actual direct compensatory damages."

                             If a conservator or receiver were appointed for the Seller, then a Liquidation Event would occur for all outstanding Series. Under the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless, generally, holders of more than 50% of the Invested Amount of each Class of outstanding Certificates and anyone else authorized to vote on those matters in a Series Supplement, gave the Trustee other instructions). The Trust would then terminate earlier than was planned and you could have a loss if the sale of the Receivables produced insufficient net proceeds to pay you in full. However, the conservator or receiver may have the power--

                             . regardless of the terms of the Agreement, (a)
                               to prevent the beginning of the Rapid
                               Amortization (or, if applicable, the Rapid
                               Accumulation Period), (b) to prevent the early sale of the Receivables and the termination of the Trust or (c) to require new Principal Receivables to continue being transferred to the Trust; or

                             . regardless of the instructions of those
                               authorized to direct the Trustee's actions under the Agreement, (a) to require the early sale of the Receivables, (b) to require termination of the Trust and retirement of the Certificates or (c) to prohibit the continued transfer of Principal Receivables to the Trust.

                             In addition, if a Servicer Default occurs solely because a conservator or receiver is appointed for the Servicer, the conservator or receiver might have the power to prevent either the Trustee or the Certificateholders from appointing a new Servicer under the Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" and "Description of the Certificates and the Agreement--Servicer Default" in this Prospectus.

SELLER'S ABILITY TO CHANGE
 TERMS OF THE RECEIVABLES
 AND POSSIBLE EFFECT ON
 CERTIFICATEHOLDERS........  The Seller transfers the Receivables to the Trust but continues to own the Accounts. As owner of the Accounts, the Seller retains the right to change various Account terms (including periodic charges and other fees it charges and the required monthly minimum payment). A Liquidation Event could occur if the Seller reduced the periodic charge and other fees it charges and a corresponding decrease in the collection of Finance Charge Receivables resulted. In addition, changes in the Account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

                             The Seller will not reduce the periodic rate it charges on the Receivables or other fees if that action would result in a Liquidation Event unless the Seller is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                             The Seller may change other terms of the Accounts only (a) if it has other comparable accounts, it makes the same change to such accounts, or (b) if it does not have other comparable accounts, the change is not made with the intent to materially benefit the Seller over Certificateholders. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures" in this Prospectus.

                             Changes in relevant law, changes in the
                             marketplace or prudent business practices could cause the Seller to change Account terms. See "The Bank's Credit Card Business--Revenue Experience" in this Prospectus.

EFFECTS OF CONSUMER
 PROTECTION LAWS ON          Federal and state consumer protection laws
 CERTIFICATEHOLDERS........  regulate the creation and enforcement of consumer loans. Congress, state legislatures and other regulatory authorities could further regulate the credit card and consumer credit industry in ways that make it more difficult for the Servicer to collect payments on the Receivables or that reduce the periodic charge and other fees that the Seller can charge on credit card account balances. For example, if the Seller were required to reduce its periodic charge and other fees resulting in a corresponding decrease in the Accounts' effective yield, this could lead to a Liquidation Event, resulting in the payment of principal sooner than expected.

                             The Seller makes representations and warranties relating to the validity and enforceability of the Receivables. Subject to certain conditions described under "Description of the Certificates and the Agreement--Covenants, Representations and Warranties," the Seller must accept reassignment of each Receivable that does not comply in all material respects with all requirements of applicable law if such Receivable is written off as uncollectible or the payments on such Receivable are not available to the Trust. In addition, upon the breach of certain other representations and warranties in the Agreement, the Seller may be required to purchase all outstanding Certificates. We do not anticipate that the Trustee will make any examination of the Receivables, the Accounts or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. See "Description of the Certificates and the Agreement--Covenants, Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables-- Consumer Protection Laws" in this Prospectus.

                             If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related Receivables would be written off as uncollectible.

                             The Certificateholders could suffer a loss if no funds are available from Enhancement or other sources. See "Description of the Certificates and the Agreement--Defaulted Receivables; Rebates and Fraudulent Charges" in this Prospectus.

TIMING OF PRINCIPAL          The Receivables may be paid off at any time. We
 PAYMENTS..................  cannot assure the creation of additional
                             Receivables in the Accounts or that any
                             particular pattern of cardholder payments will occur. The commencement and continuation of a Revolving Period, a Controlled Amortization
                             Period, a Principal Amortization Period or a
                             Controlled Accumulation Period for a Series or
                             Class of that Series depend upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Liquidation Event for one or more
                             Series and the commencement of the Rapid
                             Amortization Period or, if applicable, the Rapid
                             Accumulation Period for each of those Series. If a Liquidation Event occurs, you could receive payment of principal sooner than expected.

                             The Seller's ability to compete in the current industry environment will affect its ability to generate new Receivables and might also affect payment patterns on the Receivables. Certain credit card issuers offer periodic charges significantly lower than those being assessed on many of the Accounts. The use of affinity (gift awards for card use) or incentive programs may also affect card usage. Certain of the Accounts are in such programs and offer benefits not available to the Seller's other cardholders. A change or termination of benefits in such a program could make the Seller's credit card less attractive to cardholders. In addition, changes in periodic charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. A significant increase in monthly payment rates could hasten the return or accumulation of principal during a Principal Amortization Period, a Rapid Accumulation Period or a Rapid Amortization Period. See "Maturity and Principal Payment Considerations" in this Prospectus.

EFFECT OF SUBORDINATION ON
 SUBORDINATED                Where one or more Classes in a Series are
 CERTIFICATEHOLDERS........  subordinated, principal payments on the subordinated Class or Classes generally will not begin until the senior Class or Classes are repaid. Additionally, if collections of Finance
                             Charge Receivables allocated to a Series are insufficient to cover amounts due for that Series's senior Certificates, the Invested Amount for the subordinated Certificates might be reduced. This would reduce the amount of collections of Finance Charge Receivables available to the subordinated Certificates in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated Certificates. If Receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior Certificateholders and any remaining net proceeds would be paid to subordinated
                             Certificateholders.

RISKS RELATING TO
 RECEIVABLES IN DEFAULTED    The Trust includes delinquent Receivables and
 ACCOUNTS..................  Receivables of cardholders who may become subject to bankruptcy or insolvency. The Servicer generally will write off as uncollectible the Receivables of a bankrupt or insolvent cardholder and Receivables which are delinquent beyond a certain time limit. Each Class of Certificates will be allocated a portion of Receivables written off as uncollectible. See "Description of the Certificates and the Agreement--Allocation
                             Percentages" in this Prospectus and "The Bank's
                             Credit Card Portfolio--Loss and Delinquency
                             Experience" in the accompanying Prospectus
                             Supplement. If the written off amounts allocated to any Certificates exceed the amounts available to cover them, which could occur if the limited amount of Enhancement is reduced to zero, those Certificateholders may not receive the full amount of principal and interest due to them. See
                             "Description of the Class A Certificates and the Agreement--Allocation Percentages," "--
                             Application of Collections," "--Reallocation of
                             Collections," "--Allocation of Funds," and "--
                             Defaulted Receivables; Rebates and Fraudulent
                             Charges" in the accompanying Prospectus
                             Supplement.

BASIS RISK.................  Substantially all of the Accounts have periodic charges set at a variable rate based currently on the prime rate. A Series of Certificates may bear interest at either a fixed rate or at a floating rate based on a different rate index. If the rates charged on the Accounts decline, collections of Finance Charge Receivables may be reduced without a corresponding reduction in the amounts payable as interest on the Certificates and other amounts paid from collections of Finance Charge Receivables.

EFFECT ON
 CERTIFICATEHOLDERS OF
 ISSUANCE OF ADDITIONAL
 SERIES BY THE TRUST.......  The Trust has issued other Series of Certificates and is expected to issue additional Series from time to time. The Trust may issue additional Series with terms that are different from your Series without the prior review or consent of any Certificateholders. It is a condition to the issuance of each new Series that each Rating Agency that has rated an outstanding Series confirm in writing that the issuance of the new Series will not result in a reduction or withdrawal of its rating. However, the terms of a new Series could affect the timing and amounts of payments on any other outstanding Series.

ECONOMIC FACTORS AFFECTING
 CERTIFICATES..............  General economic factors including the rate of inflation, unemployment and relative interest rates may affect card use and cardholder payment patterns. Historically, a substantial number of Accounts have billing addresses in California, Illinois, New York and Texas. Adverse changes in the economic condition in those areas could have a direct effect on the timing and the amounts of payments on the Certificates. See "The Accounts" in the accompanying Prospectus Supplement.

ADDITION OF ACCOUNTS.......  In addition to the Accounts already designated for the Trust, the Seller is permitted to designate additional accounts and to transfer the receivables in those accounts to the Trust. Under certain circumstances, the Seller may be required to designate new accounts to maintain a certain amount of Receivables in the Trust. These new accounts and receivables may have different terms and conditions than the Accounts and Receivables already in the Trust. The new accounts and receivables may perform differently over time than the Accounts and Receivables. If the Seller is required to add accounts, it may not have any accounts suitable for such addition. If the Seller fails to add accounts when required, a Liquidation Event will occur and you could receive payment of principal sooner than expected. See "The Accounts" and "Description of the Certificates and the Agreement--Addition of Accounts" in this Prospectus.

                                   THE TRUST

  First Chicago Master Trust II (the "Trust") was formed for this and like transactions pursuant to a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Agreement") between FCC National Bank, as seller and servicer (the "Bank" or the "Seller"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Prior to formation, the Trust had no assets or obligations. Since its formation, the Trust has not engaged in any business activity but rather (i) acquires and holds receivables existing from time to time (the "Receivables") in certain consumer revolving credit card accounts owned by the Bank (the "Accounts") and other assets of the Trust and proceeds therefrom, (ii) has issued and expects to issue from time to time one or more series (each, a "Series") of asset backed certificates (the "Certificates") which have consisted and may consist of one or more classes (each, a "Class") and (iii) makes payments on Certificates and engages in related activities (including, with respect to any Series, obtaining limited payment or credit support (such support, "Enhancement") and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust. Under the Agreement, the Bank, as servicer, is responsible for servicing, managing and making collections on all the Receivables in the Trust. In certain limited circumstances, the Bank may resign or be removed as servicer, in which event either the Trustee or a third party servicer may be appointed as successor servicer (the Bank or any successor servicer is referred to as the "Servicer"). As described herein, the Servicer receives a monthly fee as servicing compensation which is payable from Interchange, allocations of Finance Charge Receivables and certain other amounts. The Trust has issued and outstanding the Series identified in the accompanying Prospectus Supplement. The Trust's fiscal year ends December 31.

                        THE BANK'S CREDIT CARD BUSINESS

GENERAL

  The interests in Receivables which the Seller has conveyed or will convey to the Trust pursuant to the Agreement are generated from transactions made by holders of certain Classic VISA, VISA Gold and Platinum VISA credit card accounts and certain Standard MasterCard, Gold MasterCard and Platinum MasterCard credit card accounts. These accounts were generated under the VISA U.S.A., Inc. ("VISA") or MasterCard International Incorporated ("MasterCard International") programs and were either originated by the Bank or The First National Bank of Chicago, an affiliate of the Bank ("FNBC"), or purchased by the Bank or FNBC from other credit card issuers. Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. The Bank is a member of MasterCard International, and First Chicago NBD Corporation, the parent corporation of the Bank ("First Chicago NBD"), and the Bank are members of VISA. The Bank currently offers other VISA and MasterCard credit card accounts with various program features, charges and rate structures. The Bank services these accounts at its headquarters located in Wilmington, Delaware and its operations center located in Elgin, Illinois and retains two affiliated credit card servicing companies, First Card Services, Inc. ("FCSI"), located in Uniondale, New York, and Springfield, Missouri, and NBD Service Corp., located in Indianapolis, Indiana, to perform collection and customer service activities.

  The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International systems. Should either system materially curtail its activities, or should the Bank cease to be a member of MasterCard International or First Chicago NBD and the Bank cease to be members of VISA, for any reason, a Liquidation Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

  The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used for two types of transactions: purchases and cash advances (including balance transfers). Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine or by writing a check on an account; a balance transfer occurs when a cardholder transfers a credit card balance with another credit card issuer to an account with the Seller. Amounts due with respect to each type of transaction will be included in the Receivables.

  The Receivables consist of amounts charged by cardholders for goods and services and amounts advanced to cardholders as cash advances (the "Principal Receivables") and all related periodic charges, annual fees, late charges, over-limit fees and all other fees billed to cardholders on the Accounts for a Due Period (the "Finance Charge Receivables") and unpaid Finance Charge Receivables for prior Due Periods. In addition, certain Interchange attributable to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables for purposes of a particular Series.

  The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (i) direct mail solicitations for accounts on a prequalified credit basis; (ii) applications made available to prospective cardholders at FNBC, the Bank and their affiliates, at retail outlets, at other financial institutions with which arrangements have been made, on college campuses and in magazines; (iii) affinity marketing; and (iv) purchases of accounts from other credit card issuers.

  If an account is opened in response to a direct mail prequalfied solicitation, the prospective cardholder's name has previously been screened through a credit bureau to ensure that the person meets certain standards of creditworthiness and fiscal responsibility. In the case of prequalified solicitations, the credit limit is based upon the prospective cardholder's creditworthiness as measured by the Seller's risk evaluation process, length and depth of credit experience and usage of credit. In the case of prequalified solicitations where an offer is made for a credit card with a credit line "up to" a predetermined amount, credit line assignment is based on similar criteria at the time of the response.

  Before an account is opened in response to an application, the prospective cardholder's application is reviewed for completeness and creditworthiness. A credit report issued by an independent credit reporting agency is generally obtained and information on such report regarding the applicant may be verified. The ability of the applicant to repay credit card balances is generally evaluated by applying a credit score card, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his obligations. If an application is approved, an initial credit limit is established for the account based on the applicant's credit score, credit history and payment ability.

  Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes solicitation of prospective cardholders through the use of purchased lists. Solicitation activities used in connection with affinity marketing also include: solicitation in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, preapproved solicitations will be used in the same manner as described in the preceding paragraph.

  Credit card accounts that have been purchased by FNBC and the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution.

  Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such cardholder agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon the Bank's continuing evaluation of the cardholder's payment behavior.

COLLECTION EFFORTS

  Efforts to collect delinquent credit card receivables are made by the Bank and FCSI personnel and collection agencies and attorneys retained by the Bank. Under current practice, the Bank includes a request for payment of overdue amounts on all billing statements subsequent to a delinquency. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. Certain cardholders whom the Bank considers higher risk may be contacted when their accounts first become delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. The current policy of the Bank is to recognize losses no later than the 180th day of delinquency (i.e., 210 days after the date of the billing statement), although charge-offs may be made earlier in some circumstances. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment and applicable law. Under the terms of the Agreement, any recoveries (including insurance proceeds) received on charged-off Accounts are retained by the Bank and are not included in the assets of the Trust.

LOSS AND DELINQUENCY EXPERIENCE

  The Prospectus Supplement relating to each Series sets forth the loss and delinquency experience with respect to payments by cardholders for substantially all VISA and MasterCard consumer revolving credit card accounts owned by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown in the Prospectus Supplement. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth in the Prospectus Supplement for the Bank's Portfolio.

  The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. With respect to accounts that are 30 to 90 days delinquent, reaging treatment occurs pursuant to a process which uses criteria that are more liberal than the criteria described above. An account 30 to 90 days delinquent can be reaged so long as these criteria are met. The entire process is system controlled. In addition to automatic reaging, account closure and usage restrictions are system controlled. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. The Bank may terminate, alter or modify its reaging process at any time. Currently, the Bank is evaluating various collection strategies which, if implemented, would alter the reaging process for certain accounts. The delinquency information set forth in the Prospectus Supplement reflects the application of the Bank's current reaging process.

REVENUE EXPERIENCE

  The gross revenues from periodic charges and fees billed to cardholders on the Bank's Portfolio are set forth in the Prospectus Supplement for the periods indicated in the Prospectus Supplement.

  The Seller has the right to determine periodic charges (which may be computed on a monthly or daily basis) and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. Under the Agreement, the Seller has agreed that unless required by law or unless, in its good faith judgment, necessary to maintain on a competitive basis its credit card business, it will not reduce the annual percentage rate of periodic charge assessed on the Receivables or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of the Portfolio Yield is a rate less than the Base Rate of any Series. The terms "Portfolio Yield" and "Base Rate" for each Series (or Class thereof) have the meanings set forth in the Prospectus Supplement relating to such Series. The Servicer also has covenanted that it will change other terms relating to the Accounts only if, in the reasonable judgment of the Servicer,
(x) if the Seller owns a comparable segment of the consumer revolving credit card accounts, such change is made applicable to any such comparable segment owned by the

Seller which has characteristics the same or substantially similar to the Accounts, or (y) if the Seller does not own such a comparable segment, such change is not made with the intent to benefit materially the Seller over Certificateholders. Except as specified above, there are no restrictions on the Servicer's ability to change the terms of the Accounts.

  The revenues for the Bank's Portfolio shown in the Prospectus Supplement are related to periodic charges and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. The Servicer has instituted programs to waive annual fees on certain accounts, has from time to time changed the minimum monthly payment on Accounts, has allowed cardholders to elect a variable rate option and has lowered the spread applicable to certain variable rate Accounts. The Bank introduced a variable rate card in 1987. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts. Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period which then converts into a variable rate. The initial fixed rate offered on such accounts is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. From time to time, the Bank has introduced certain changes to the terms of the Accounts, including increased fees, a reduced minimum monthly payment in those months when a fee is charged to an Account and performance-based pricing whereby certain delinquent accounts are assessed a higher periodic charge. Fluctuations in the prime interest rate, and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience.

  There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Servicer to take other actions which would otherwise change Account terms.

INTERCHANGE

  Members participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding full payer receivables and servicing cardholders for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder sales charges in the Accounts bears to the total amount of cardholder sales charges for all accounts in the Seller's entire portfolio. This percentage is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. Unless otherwise specified in the related Prospectus Supplement, Interchange will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield for a Series.

COMPETITION IN THE CREDIT CARD INDUSTRY

  The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, portfolio acquisitions, target marketing and pricing competition. Certain credit card issuers assess periodic charges at rates significantly lower than the rate currently being assessed on a significant number of the Accounts. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns. Certain of the Accounts (generally those in affinity programs) provide benefits to cardholders of such Accounts which may not be offered to other cardholders. Benefits provided under certain Accounts, including benefits under cardholder affinity programs, could be modified or terminated in the future by the Bank (or in the case of benefits available under affinity programs, the other parties to such programs) which could make the Bank's credit card product less attractive to cardholders. If cardholders choose to use competing sources of credit or alternative accounts of the Bank, the rate at which new Receivables are generated in the Accounts may be reduced and payment patterns with respect to Receivables may be affected. If the rate at which the Bank generates new Receivables decreases significantly at a time when any Series of Certificates are scheduled to receive principal, such Certificateholders might receive principal more slowly than planned.

                                 THE ACCOUNTS

GENERAL

  The Accounts currently consist of substantially all of the VISA(R) and MasterCard(R) consumer revolving credit card accounts existing in all of the Seller's ten billing cycles (billing cycles 0, 1, 2, 3, 4, 5, 6, 7, 8 and 9), excluding certain accounts not originated by either the Seller or FNBC. Additional accounts added to each of the foregoing billing cycles in the normal operation of the Seller's credit card business will generally be added on a daily basis as a category of Additional Accounts. See "Description of the Certificates and the Agreement--Addition of Accounts."

  The Seller's VISA and MasterCard accounts are grouped into billing cycles for the purpose of administrative convenience. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders. The Accounts include VISA and MasterCard accounts in billing cycles ending at the close of business on ten separate days in each month. The Seller transferred to the Trust all Receivables existing in the Accounts on the billing date for such Account in either May 1990, September 1990, May 1991, July 1991, May 1992, or June 1996 (each, a "Cut Off Date") and all Receivables generated in each such Account after the applicable Cut Off Date. All monthly calculations with respect to each Account are computed based on the activity during the applicable billing cycle for that Account (the monthly billing cycle periods for the Accounts ending in the same month during the term of the Trust being collectively referred to herein as a "Due Period"). Thus, in the case of the May 1998 Distribution Date, for example, monthly collections would be based on the April 1998 Due Period and would reflect collection activity for billing cycles commencing at the opening of business on the 2nd, 4th, 7th, 10th, 13th, 16th, 19th, 22nd, 25th and 28th days of March 1998, and ending at the close of business of the 1st, 3rd, 6th, 9th, 12th, 15th, 18th, 21st, 24th and 27th days of April 1998, respectively, with respect to the Accounts in each of such billing cycles.

  Accounts were previously assigned to billing cycles based on the month in which they were opened. More recently, new accounts have been assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles. Because the Accounts include substantially all the accounts existing in the Seller's ten billing cycles (except for certain accounts not originated by either the Seller or FNBC), and because the Receivables include all amounts payable by cardholders under the Accounts, the Receivables of some of the Accounts include delinquent or reaged Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent.

  Pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions described below) to designate from time to time additional qualifying VISA and MasterCard consumer revolving credit card accounts of the Bank to be included as Accounts (the "Additional Accounts") and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The Seller currently adds all new accounts opened in the ordinary course of business in the ten billing cycles as a category of Additional Accounts on a daily basis and currently intends to continue the addition of such new accounts. In addition, the Seller is required to designate Additional Accounts (x) to maintain the First Chicago

Amount equal to Aggregate Principal Receivables minus the sum of the Invested Amounts for all Series, so that the First Chicago Amount for the related Due Period equals or exceeds 7% of the Aggregate Principal Receivables for the same Due Period, or such lower percentage as is acceptable to the Rating Agencies, subject to certain conditions (the "Minimum First Chicago Interest Percentage") and (y) to maintain, for so long as the Certificates remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the sum of the initial Invested Amounts (or other amounts, if applicable) of all outstanding Series and (the "Minimum Aggregate Principal Receivables"). The aggregate amount of the interest represented by the Exchangeable Seller's Certificate in the Principal Receivables of the Trust is referred to herein as the "First Chicago Amount." The term "Aggregate Principal Receivables" means, for any Due Period, the aggregate amount of Principal Receivables at the end of the prior Due Period. The Seller will convey the Receivables then existing or thereafter created under any such Additional Accounts to the Trust. In lieu of transferring new Receivables to the Trust when the Bank is required to designate Additional Accounts or when the Bank so chooses to do so, the Bank may transfer Participations to the extent permitted by the Agreement.

  Further, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions discussed herein) to accept the removal of certain Accounts designated by the Seller from the Trust (the "Removed Accounts") and to require the Trustee to convey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller on the applicable Cut Off Dates (to the extent such Accounts continue to exist) plus any Additional Accounts and minus any Removed Accounts. See "Description of the Certificates and the Agreement--Conveyance of Receivables."

  The Prospectus Supplement includes tables summarizing the Accounts by various criteria as well as certain other information relating to the Accounts, including information supplementing the foregoing description of the Accounts. Such information includes the amount of Principal Receivables and Finance Charge Receivables in the Accounts, the average Receivables balance of the Accounts, the average credit limit of the Accounts and the aggregate total Receivables balance as a percentage of the aggregate total credit limit of the Accounts.

BILLING AND PAYMENTS

  The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and periodic charges. The Prospectus Supplement contains information on the current billing and payment characteristics of the Accounts.

  The Bank has the right to determine the periodic charges applicable to the Accounts, including the right to alter or defer minimum monthly payments required under the Accounts or to change various other terms with respect to the Accounts, subject to certain limitations contained in the Agreement. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

  Payments by cardholders to the Bank on the Accounts are processed and applied first to any fees billed to the Accounts, next to billed and unpaid periodic charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled periodic charges. There can be no assurance that periodic rates, fees and other charges will remain at current levels in the future. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

                                  THE SELLER

  The primary business of the Seller, a wholly-owned subsidiary of First Chicago NBD, is the processing and issuance of VISA and MasterCard credit cards. The Seller, which was acquired by First Chicago NBD as of July 1, 1987, from Beneficial Corporation, was named Beneficial National Bank USA prior to its acquisition by First Chicago NBD. The Prospectus Supplement contains additional information relating to the Seller.

  The principal executive offices of the Seller are located at One Gateway Center, 300 King Street, Wilmington, Delaware 19801 (telephone 302-594-8606). The principal executive offices of First Chicago NBD are located at One First National Plaza, Chicago, Illinois 60670 (telephone 312-732-4000).

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates will be paid to the Seller. The Seller intends to use such proceeds for general corporate purposes.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

  Unless otherwise specified in the accompanying Prospectus Supplement, for each Series, following its Revolving Period, collections of Principal Receivables are expected to be distributed to holders of each Class of Certificates (the "Certificateholders") of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during a Controlled Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if a Rapid Amortization Period or a Rapid Accumulation Period commences, collections of Principal Receivables will be paid to Certificateholders or accumulated in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement specifies when the Controlled Amortization Period, the Principal Amortization Period or Controlled Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Controlled Accumulation Period, or a Rapid Accumulation Period, as applicable, the manner and priority of principal payments and accumulations among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Liquidation Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

  The Prospectus Supplement includes a table setting forth the highest and lowest cardholder monthly payment rates for the Bank's Portfolio during any month in each period shown in such table and the average cardholder monthly payment rates for all months during such periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown.

  The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts will be similar to the historical experience set forth in the Prospectus Supplement. Further, if a Liquidation Event occurs with respect to a Series, the average life and maturity of the Certificates of such Series could be significantly reduced. Likewise, the sharing of collections of Principal Receivables allocated to other Series with a Series during a Rapid Amortization Period or Rapid Accumulation Period with respect to that Series could significantly reduce the duration of such a period.

  The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder monthly payment rate experience will be similar to historical experience.

               DESCRIPTION OF THE CERTIFICATES AND THE AGREEMENT

  The Certificates of each Series will be issued pursuant to the Agreement and a Series supplement (each, a "Supplement") entered into between the Bank, as transferor of interests in the Receivables and as Servicer of the Accounts and the Receivables, and Norwest Bank Minnesota, National Association, as Trustee for the Certificateholders. Pursuant to the Agreement, the Seller may execute further Supplements thereto between the Seller and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement common to each Series of Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement and the related Supplement.

GENERAL

  The Certificates will represent an undivided interest in the Trust, including the right to receive, in the aggregate, the applicable Invested Percentage of all collections received with respect to the Receivables in the Trust. The property of the Trust consists of the Receivables generated under the Accounts and under any Additional Accounts hereinafter added to the Trust, all funds to be collected from cardholders in respect of Receivables (other than recoveries with respect to previously charged-off Receivables, unless such recoveries are made available to one or more Series as specified in the related Prospectus Supplement, and insurance proceeds), all moneys on deposit in the Collection Account and any other account established for the benefit of any Series (which account may not be for the benefit of any other Series), the right to receive certain Interchange fees attributable to the Accounts (which right may not be afforded to a Series) and any Enhancement issued with respect to any particular Series (the drawing on or payment of which may not be available to the Certificateholders of any other Series). The Trust will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

  Each Series of Certificates may consist of one or more Classes, one or more of which may be senior to other Classes of Certificates (such senior Classes, "Senior Certificates") and one or more of which may be subordinated to other Classes of Certificates (such subordinated Classes, "Subordinated Certificates"). Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, interest rate per annum (the "Certificate Rate") and the availability of Enhancement.

  The assets of the Trust will be allocated among the Certificateholders of each Series and the holder of the Exchangeable Seller's Certificate (and, in certain circumstances, the Enhancement Provider with respect to a Series). The aggregate amount of the interest of the Certificateholders of a Series in the Principal Receivables of the Trust is referred to herein as the "Invested Amount." If specified in any Prospectus Supplement, the term "Invested Amount" with respect to the related Series includes the Collateral Interest with respect to such Series.

  For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates of such Series were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

  For each Series of Certificates, the Seller initially will own the Exchangeable Seller's Certificate. The Exchangeable Seller's Certificate represents the undivided interest in the Trust not represented by the Certificates or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Seller's Certificate will have the right to a percentage (the "First Chicago Percentage") of all cardholder payments from the Receivables in the Trust.

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for a Series, the Invested Amount of such Series will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the First Chicago Amount will fluctuate each day, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, or when principal with respect thereto is accumulating in the Principal Funding Account for such Series, the Invested Amount of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the First Chicago Amount will generally increase to reflect reductions in the Invested Amount for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The First Chicago Amount may also be reduced as the result of an Exchange.

  Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Series of Certificates offered hereby. No owner of beneficial interests in the Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations ("Participants"), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificate Owners may hold their interests in the Certificates offered hereby through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and "Tax Matters--Foreign Investors."

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code (the "UCC"), and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from FNBC, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement or any Supplement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement or any Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Invested Amount of a Series only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the United States Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian Law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement or any Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Series, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Default, Certificate Owners representing in the aggregate not less than 50% of the aggregate Invested Amount of all Series then issued and outstanding advise DTC through Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the affected Certificates and instructions for re-registration, the Trustee will issue the affected Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement (the "Holders").

  Distribution of principal and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein, in the related Prospectus Supplement and in the Agreement. Interest and principal payments on a Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Certificate (whether a Definitive Certificates or a certificate registered in the name of Cede representing the Certificates of a Series), however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to Certificateholders of such Series. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

  Unless otherwise specified in the related Prospectus Supplement, Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be FNBC. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

  For each Series of Certificates and Class thereof, interest will accrue from the relevant issuance date of the Certificates (the "Series Closing Date") on the applicable Invested Amount at the applicable Certificate Rate, which may be a fixed, a floating or any other type of interest rate as specified in the related Prospectus

Supplement. Interest for each accrual period (each an "Interest Period") will be distributed to Certificateholders on the dates (which may be monthly, quarterly, semi-annually or otherwise) specified in the related Prospectus Supplement (each, a "Distribution Date"). Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Invested Amount during the preceding Due Period or Due Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the dates and the manner for determining Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the related Series Closing Date and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period or Rapid Accumulation Period, which will begin upon the occurrence of a Liquidation Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in one or more trust accounts (each, a "Principal Funding Account") for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Due Period or Due Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

  Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

CONVEYANCE OF RECEIVABLES

  As of each of June 28, 1990, October 25, 1990, June 12, 1991, August 1, 1991, June 1, 1992, and July 1, 1996, the Seller transferred and assigned to the Trust the Receivables in the applicable portion of the Accounts outstanding as of the relevant Cut Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing (other than recoveries with respect to previously charged-off Receivables and insurance proceeds).

  In connection with the transfer of the Receivables to the Trust, and the sale of the previously issued Series of Certificates and the Certificates offered hereby, the Seller has reflected and will reflect the transfer of a portion of the Receivables in an amount equal to the sum of the initial Invested Amounts of the previously issued Series of Certificates and the initial Invested Amount of the Series of Certificates offered hereby to the Trust on its books and records. In addition, the Seller has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable Cut Off Date, (i) its account number and billing cycle, (ii) its collection status, (iii) the aggregate amount outstanding in such Account and
(iv) the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, is retaining and is not delivering to the Trustee any other records or agreements relating to the Accounts or the Receivables. The records and agreements relating to the Accounts and the Receivables are not segregated from those relating to other credit card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables are stamped or marked to reflect the transfer of Receivables to the Trust. The Seller has filed or will file UCC financing statements with respect to the Receivables meeting the requirements of New York, Illinois and Delaware state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

EXCHANGES

  The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) a certificate which evidences the principal amount of the Seller interest in the Trust (the "First Chicago Interest"), which initially is held by the Seller and which generally is not transferable (the "Exchangeable Seller's Certificate"). The Agreement also provides that, pursuant to any one or more Supplements, the Seller may tender the Exchangeable Seller's Certificate, or the Exchangeable Seller's Certificate and the certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Seller's Certificate (any such tender, an "Exchange"). Under the Agreement, the Seller may define, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the interest payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating to Certificateholders of such Series collections; (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (vii) the percentage used to calculate monthly servicing fees;
(viii) the Minimum First Chicago Interest Percentage; (ix) the minimum amount of Aggregate Principal Receivables required to be maintained through the designation by the Seller of Additional Accounts; (x) the issuer and terms of a letter of credit or other form of Enhancement with respect thereto; (xi) the Base Rate applicable to such Series; (xii) the terms on which the Certificates of such Series may be repurchased by the Seller or remarketed to other investors; (xiii) the Series Termination Date; (xiv) any deposit into any account maintained for the benefit of Certificateholders of such Series; (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class; (xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid);
(xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xviii) whether Interchange will be included in funds available to Certificateholders of such Series; (xix) the priority of any Series with respect to any other Series; (xx) the rights of the holders of the Exchangeable Seller's Certificate that have been transferred to the holders of such Series; and (xxi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Seller will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Seller may offer any Series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. A chart set forth in the Prospectus Supplement provides the Principal Terms and other relevant characteristics of the other outstanding Series which have been issued or are proposed to be issued by the Trust. The Seller intends to offer, from time to time, additional Series.

  The Agreement provides that the Seller may perform Exchanges and define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Controlled Amortization Period, Principal Amortization Period or Rapid Amortization Period (each, an "Amortization Period") or Controlled Accumulation Period or Rapid Accumulation Period (each, an "Accumulation Period") while other Series are not. Thus, certain Series may not be amortizing, or accumulating principal for ultimate payment to Certificateholders, while other Series are in such Amortization Period or Accumulation Period. Moreover, each Series may have the benefits of a letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement provided by entities different from those providing the letters of credit, Cash Collateral Accounts, Collateral Interests, interest rate swaps or other form of Enhancement with respect to any other Series. Under the Agreement, any such letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement shall only be available for the Series to which it relates. Likewise, with respect to each such letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, the Seller may deliver a different letter of credit, loan, collateral, swap or other form of Enhancement agreement. The Agreement also provides that the Seller may specify different coupon rates and monthly servicing fees with respect to each Series. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates, the Monthly Servicing Fee, the Investor Default Amount, Investor Charge-Offs or other amounts payable with respect to any Series will be allocated as provided in such letter of credit, loan, collateral, swap or other form of Enhancement agreement, if applicable. The Seller also has the option under the Agreement to vary between Series the terms upon which a Series may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Seller may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

  Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Seller may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its Certificate Rate and (iii) the provider of a letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, if any, with respect to such Series. On the date of the Exchange, the Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Seller and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise specified in the related Supplement, the Certificates of such Series will be characterized as debt under existing law for Federal income tax purposes and that the issuance of such Series will not materially adversely impact the Federal income tax characterization of any outstanding Series, (iii) the letter of credit, Cash Collateral Account, funds for the purchase of the Collateral Interest, interest rate swap or other form of Enhancement, if any, and a letter of credit, loan, collateral, swap or other form of Enhancement agreement with respect thereto executed by the Seller and the provider of the letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Seller's Certificate and the applicable Certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Seller's Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and a new Exchangeable Seller's Certificate.

COVENANTS, REPRESENTATIONS AND WARRANTIES

  The Seller has covenanted to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Accounts, unless cured within 60 days from receipt of notice from the Trustee, the Seller will accept the transfer of any Receivable which is written off as uncollectible or any Receivable the proceeds of which are unavailable to the Trust, if (i) such Receivable is not an Eligible Receivable or (ii) the Agreement does not constitute either (a) a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to such Receivable, whether then existing or thereafter created, and of all proceeds thereof (including amounts in the Collection Account) or (b) a grant of a first priority perfected security interest in such Receivable and, with certain exceptions and for certain limited periods of time, the proceeds thereof (including amounts in the Collection Account), which security interest is effective as to each Receivable upon the creation thereof. Additionally, under certain conditions, the Seller covenants in the Agreement to accept the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens.

  The Seller shall accept the transfer of any Receivable, as described above, by deducting the principal balance of such Receivable from the aggregate amount of Principal Receivables used to calculate the First Chicago Interest; provided, however, that if such deduction would reduce the First Chicago Interest below zero or would otherwise not be permitted by law, the Seller will be obligated to make a deposit in the Collection Account in immediately available funds equal to the principal amount of such Receivables (plus periodic charges through the end of the related Due Period to the extent not included in the amount of the Receivable) (the "Transfer Deposit Amount"). Such deposit shall be considered a payment in full of the ineligible Receivable. Any amounts so paid by the Seller shall be allocated in respect of Finance Charge Receivables and Principal Receivables as provided in the Agreement.

  The Seller represented and warranted as of the issuance dates for all previous Series, and will represent and warrant as of the issuance date of the Certificates offered hereby, to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust, that (i) the Agreement constitutes a legal, valid, binding and enforceable obligation of the Seller, (ii) all material information with respect to the Accounts and the Receivables in the list provided to the Trustee was true and correct in all material respects as of the applicable Cut Off Dates and (iii) any Additional Accounts conformed as of the applicable date to the computer file or list of Additional Accounts provided by the Seller to the Trustee on or prior to the date the Receivables in such Additional Accounts were added to the Trust (or in the case of Automatic Additional Accounts, to the computer file or list of Additional Accounts provided by the Seller to the Trustee on the applicable Determination Date as described in "--Addition of Accounts" below). In the event that (x) any of the representations and warranties described in clause (i), (ii) or (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and such event has a material adverse effect on the interests of holders of the Certificates, then either the Trustee or the holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Seller (and to the Trustee and the Servicer, if given by the Certificateholders), may direct the Seller to purchase all Series outstanding within 60 days of such notice. The Seller is obligated to purchase all Series on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The purchase price is equal to the aggregate Invested Amount of all Series on the Record Date related to the applicable payment date on which the purchase is scheduled to be made plus an amount equal to all interest accrued but unpaid on all Series at the applicable Certificate Rates through the end of the Interest Periods of such Series. The payment of such purchase price into the Collection Account in immediately available funds will be considered a prepayment in full of all Receivables and will be paid in full to the Certificateholders upon presentation and surrender of their Certificates. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders.

  An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account or an Eligible Additional Account, (ii) which was created in compliance with all requirements of law and pursuant to a credit card agreement which complies with all requirements of law in either case the failure to comply with which would have a material adverse effect upon certificateholders, (iii) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which the Trust will at all times have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vi) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the States of Delaware, Illinois and New York, (vii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Agreement, (viii) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses and adjustments permitted by the Agreement to be made by the Servicer, (ix) as to which the Seller has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (x) as to which the Seller has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or certificateholders therein. An "Eligible Account" is defined to mean an account (i) which is a VISA or MasterCard consumer revolving credit card account and was in existence and owned by the Bank at the close of business on its Cut Off Date, (ii) which is payable in United States dollars, (iii) the credit card or cards for which have not been reported lost or stolen, (iv) the receivables in which have not been written off, (v) which was not originated or originally purchased by Beneficial National Bank USA, (vi) which is not part of certain affinity programs and
(vii) which was not originated by The Society for Savings, Hartford, Connecticut.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS

  As described above under "The Accounts," the Seller has the right and, in some circumstances is obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The Seller is required to add Additional Accounts if, on a Determination Date, the First Chicago Amount for the related Due Period is less than the Minimum First Chicago Interest Percentage of the Aggregate Principal Receivables for the same Due Period or if, on any Determination Date, Aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement). Each such Additional Account must be an "Eligible Additional Account." An "Eligible Additional Account" is either: (i) an account (a) which is a VISA or MasterCard consumer revolving credit card account which was in existence and owned by the Bank on the date on which such account is to be added to the Trust, (b) which is payable in United States dollars, (c) the credit card or cards for which have not been reported lost or stolen and (d) the receivables in which have not been charged off; (ii) any Automatic Additional Account; or (iii) any other consumer revolving credit card account which the applicable Rating Agency permits to be added to the Trust. The Seller is required to give prior written notice of such additions to the Rating Agency and prior to the date of such addition shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates.

  Accounts opened during the normal operation of the Seller's credit card business in the billing cycles the Receivables of which are included in the Trust (or any other billing cycle of the Seller of which a substantial portion of the Receivables have been transferred to the Trust in the future) may also be added to the Trust automatically on a daily basis ("Automatic Additional Accounts"). Automatic Additional Accounts will not include those accounts purchased by the Seller from another credit card issuer or accounts included in any affinity program or other special program, the accounts of which are not then currently included in the Trust. The Seller, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time. The Seller will provide to the Trustee on each Determination Date a computer file or a microfiche list containing a true and complete list showing each Automatic Additional Account included during the Due Period relating to such Determination Date and indicating for each such Automatic Additional Account as of its first billing date (i) its account number and billing cycle, (ii) its collection status, (iii) the aggregate amount outstanding in such Automatic Additional Account and (iv) the aggregate amount of Principal Receivables in such Automatic Additional Account.

  If so specified in the Prospectus Supplement relating to a Series, in addition to or in lieu of Additional Accounts, the Seller, to the extent permitted under the Agreement, may add to the Trust participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Seller and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Seller which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, liquidation or pay out events, servicing obligations and servicer defaults, all of which may be enforceable by a separate trustee under the Participation Agreement and may be different from those specified in this Prospectus. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a legal opinion to the effect that such amendment will not as of the date of such amendment adversely affect in any material respect the interest of any Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  A transfer of Participations to the Trust would be subject to similar conditions as the designation of Additional Accounts. The Seller would be required to give prior written notice of such transfer to the Rating Agency and prior to the date of such transfer the Seller would not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates.

REMOVAL OF ACCOUNTS

  Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the First Chicago Amount exceeds 15% of Aggregate Principal Receivables with respect to such Determination Date, the Seller may, but shall not be obligated to, accept all Receivables and proceeds thereof from certain Accounts offered to it by the Trustee, without notice to the Certificateholders. The Seller may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the First Chicago Amount over the amount of Aggregate Principal Receivables required to be maintained pursuant to the Agreement and any Supplement for deletion and removal from the Trust. The Seller is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Seller shall have delivered to the Trustee for execution a written reassignment and a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables;
(ii) the Seller shall represent and warrant that no selection procedure used by the Seller which is adverse to the interests of the Certificateholders was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller, cause a Liquidation Event to occur; (iv) the Seller shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates; and
(v) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

COLLECTION ACCOUNT

  The Trustee has established and maintains in the name of the Trustee, on behalf of the Trust, a segregated trust account for the benefit of the Certificateholders (the "Collection Account"). The Collection Account has been established and is maintained with the trust department of The First National Bank of Chicago, an Eligible Institution. An "Eligible Institution" is defined as a depository institution organized under the laws of the United States or any one of the States thereof, which is a member of the FDIC and which has a short-term unsecured debt rating of at least A-1 and P-1 by the applicable Rating Agency; provided, however, that no such rating shall be required of an institution which maintains the Collection Account as a fully segregated trust account with the trust department of such institution. The Trustee, the Seller or the Servicer, or any affiliate of either of them, may qualify as an Eligible Institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in: (i) obligations fully guaranteed by the United States of America; (ii) demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency; (iv) money market funds which have the highest rating from the applicable Rating Agency; or (v) any other investment if the applicable Rating Agency confirms in writing that such investment will not adversely affect its rating on any Series (collectively, the "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account are paid monthly to the Seller. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

OTHER TRUST ACCOUNTS

  If so specified in the Prospectus Supplement relating to a Series, the Trustee shall have the power to establish one or more accounts for such Series, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Prospectus Supplement, each of which series accounts shall be held for the benefit of Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. Such series account will be established at an Eligible Institution (which may be the Trustee or an affiliate of the Seller, Servicer or Trustee) unless otherwise specified in the related Prospectus Supplement. Funds in any series account established by a Series Supplement may be invested in Eligible Investments or otherwise as provided in the related Prospectus Supplement. Any earnings (net of losses and investment expenses) on funds in such series accounts will be paid to, or for the account of, the Seller or as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Servicer will have revocable power to withdraw funds from the series accounts for the purpose of carrying out the Servicer's duties under the Agreement and related Supplement.

FUNDING PERIOD

  For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Series Closing Date of such Series and ending on a date specified before the commencement of an Amortization Period or an Accumulation Period with respect to such Series (the "Funding Period"), which period is expected to be less than a year, the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series. The amount of such deficiency (the "Pre-Funding Amount") will be placed in a trust account held in the name of the Trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of one or more other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are added to the Trust or as the Invested Amounts of the other Series of the Trust are reduced. If the Invested Amount does not equal the Full Invested Amount by the end of the Funding Period, Certificateholders of the affected Series will receive principal repayments prior to the expected date of receipt.

  During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Exchangeable Seller's Certificate to the extent of any increases in the Invested Amount of such Series. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the related Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

  Monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

PAIRED SERIES

  If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Paired Series"), such that a reduction in the Invested Amount of one such Series generally results in an increase in the Invested Amount of the other such Series. The effects of this feature will be described in the related Prospectus Supplements of the Paired Series.

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, during each Due Period the Servicer will allocate between the Series issued by the Trust and the First Chicago Interest all amounts collected on Finance Charge Receivables and all amounts collected on Principal Receivables and the amount of all Defaulted Receivables. Collections of Finance Charge Receivables (including the applicable portion of Interchange) and Defaulted Receivables will be allocated at all times to a Series, and collections of Principal Receivables will be allocated during the Revolving Period with respect to a Series and generally paid to the Seller or, in certain circumstances, to the Enhancement Provider or to other Series, based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount for such Distribution Date, and the denominator of which is Aggregate Principal Receivables for the related Due Period (the "Floating Allocation Percentage"). During an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), collections of Principal Receivables will be allocated thereto based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period (or such other amount determined in the manner specified in the related Prospectus Supplement) and the denominator of which is the greater of (a) Aggregate Principal Receivables for the Due Period related to the current Distribution Date and (b) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Receivables for all Series outstanding for the current Distribution Date (the "Fixed Allocation Percentage").

  "Invested Percentage" means, on any date of determination with respect to any Distribution Date: (a) when used with respect to Principal Receivables during an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), the Fixed Allocation Percentage; and (b) when used with respect to Principal Receivables during the Revolving Period with respect to a Series (or Class thereof) and Finance Charge Receivables and Defaulted Receivables at any time, the Floating Allocation Percentage.

  "First Chicago Percentage" means when used with respect to allocations of collections of Finance Charge Receivables and Principal Receivables and the amount of Defaulted Receivables, 100% minus the sum of the applicable Invested Percentages with respect to all Series then issued and outstanding.

APPLICATION OF COLLECTIONS

  The Bank, as Servicer, uses for its own benefit all collections received with respect to the Receivables in each Due Period until the business day immediately prior to the related Distribution Date (each, a "Transfer Date") at which time such collections are applied as described below. Under the Agreement, collections on the Receivables for any Due Period are allocated such that all collections up to the amount of Finance Charge Receivables billed at the beginning of such Due Period are deemed collections of Finance Charge Receivables and the remaining amount of such collections are deemed collections of Principal Receivables. If the short-term deposit ratings of the Seller are reduced below A-1 or P-1 by the applicable Rating Agency, then the Seller will, within five business days, commence the deposit of collections directly into the Collection Account within one business day of the date of processing and will move the Collection Account, if then held by the Seller, to an Eligible Institution other than the Seller, which Eligible Institution may be an affiliate of the Seller. In addition, if at any time the Seller is not the Servicer, the Servicer will, within five business days, commence the deposit of all collections received with respect to the Receivables in each Due Period into the Collection Account within one business day of the date of processing, and, in such event, the Collection Account, if then held by the Seller, will be moved to an Eligible Institution other than the Seller. Should the Seller be required to make daily deposits into the Collection Account as described above, the Seller, upon the approval of each Rating Agency, may make an estimated allocation of collections between Finance Charge Receivables and Principal Receivables.

  Throughout the existence of the Trust, on or about the 8th day preceding each Distribution Date (each, a "Determination Date"), the Servicer allocates to the Seller, as holder of the Exchangeable Seller's Certificate, an amount equal to the First Chicago Percentage of the aggregate amount of collections allocable to Principal Receivables and Finance Charge Receivables in respect of such Due Period. On each Determination Date with respect to the Revolving Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the Floating Allocation Percentage of the aggregate amount of collections in respect of Principal Receivables for the related Distribution Date, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date).

  On each Determination Date with respect to a Controlled Amortization Period or a Controlled Accumulation Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the excess of the Fixed Allocation Percentage for the related Distribution Date of the aggregate amount of collections in respect of Principal Receivables over the amount required to be distributed or accumulated as principal with respect to such Series, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination
Date).

  On each Distribution Date with respect to a Principal Amortization Period, a Rapid Amortization Period or a Rapid Accumulation Period for a Series, the Servicer will distribute, or accumulate, collections of Principal Receivables allocable to the Certificateholders of such Series in payment of principal, or as accumulation of principal, on the Certificates of such Series.

  The Servicer need not deposit amounts allocable to the Seller as holder of the Exchangeable Seller's Certificate into the Collection Account and instead may pay, or be deemed to pay, to the Seller such amounts as collected.

  Any amounts in respect of Principal Receivables not distributed to the Seller because such Principal Receivables would exceed the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination
Date) ("Unallocated Principal Collections") will be held in the Collection Account until distributable to the Seller or to one or more Series. Any Transfer Deposit Amounts, any Adjustment Payments, any proceeds from any repurchase of the

Certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Liquidation Event caused by the appointment of a receiver or conservator for the Seller or in connection with a Series Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as collections of Principal Receivables or Finance Charge Receivables, as applicable.

  Payments to Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account, as described above, from payments on the Receivables, amounts required for any optional repurchase or other purchase of the Certificates by the Seller or the proceeds of any sale of the Receivables will be deposited in the Collection Account.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

  The Paying Agent will initially be FNBC. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purposes of making distributions to the Certificateholders.

DISCOUNT OPTION

  If so specified in the Prospectus Supplement for a Series, the Seller may at any time designate a specified fixed or variable percentage as specified in such Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation may be applicable to one or more Series. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency of its then current rating on each outstanding Series affected thereby. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

SHARED COLLECTIONS OF FINANCE CHARGE RECEIVABLES

  To the extent that collections of Finance Charge Receivables allocated to a Series are not needed to make payments to Certificateholders of such Series or other payments required in respect of such Series, such collections ("Excess Finance Charge Collections") may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to one or more other Series. There can be no assurance, however, that such Excess Finance Charge Collections will be available to cover such shortfalls.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

  To the extent that collections of Principal Receivables allocated to a Series are not needed to make payments to or for the benefit of the Certificateholders of such Series, such collections ("Excess Principal Collections") may be applied to cover principal payments due to or for the benefit of one or more other Series. Any such application of collections will not result in a reduction of the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance, however, that such Excess Principal Collections will be available to cover any shortfall of principal due on any Distribution Date for any Series.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

  The term "Investor Default Amount" means, with respect to any Series and for any Due Period, the product of the Floating Allocation Percentage for such Distribution Date times the amount of Defaulted Receivables; the term "Defaulted Receivables" means, for any Due Period, Receivables which in such Due Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. Under existing policies of the Servicer, Receivables which are unpaid will be written off by the last day of the Due Period in which they become 180 days delinquent (210 days after the date of the billing statement) unless the cardholder cures such default by making a partial payment which qualifies under the standards customarily applied by the Servicer.

  In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Due Period may be paid from other amounts, including from collections of Finance Charge Receivables available therefor or from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Seller's Certificates, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificates to make up any Investor Default Amount allocable to such Senior Certificates. Any portion of the Investor Default Amount allocable to a Class of Certificates and not covered by collections of Finance Charge Receivables, Enhancement or subordination (or any other source specified in the related Prospectus Supplement) will result in a reduction in the Invested Amount of such Class (such reduction, an "Investor Charge-Off"). An Investor Charge-Off for a Class of Certificates will slow down or reduce the return of principal to the Certificateholders of the affected Class. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent Finance Charge Receivables, Enhancement or subordination (or any other source specified in the related Prospectus Supplement) is allocable to such affected Class in excess of other required payments to be made to or in respect of such affected Class on such Distribution Date. Any such reimbursement will result in an increase in the Invested Amount with respect to such Class. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Classes of such Series.

  If the Servicer adjusts the amount of any Receivable because of a rebate, refund or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, the amount of the First Chicago Interest for any Due Period will be reduced by the amount of the adjustment. In addition, the amount of the First Chicago Interest in the Trust will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge. After the Due Period in which any such reduction in the amount of the First Chicago Interest occurred, the principal amount of such Receivable described above will not be included in the calculation of any Invested Percentage. Furthermore, to the extent that the reduction in the First Chicago Interest in Principal Receivables would reduce such interest below zero, the Seller will deposit an offsetting amount of cash into the Collection Account (an "Adjustment Payment") on the related Distribution Date for such Due Period.

DEFEASANCE

  If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or certain Eligible Investments as described in the related Prospectus Supplement sufficient to make all remaining scheduled interest and principal payments on such Series, on the dates scheduled for such payments, and to pay all amounts owing to any Enhancement Provider with respect to such Series, if such action would not result in a Liquidation Event for any Series. Prior to its first exercise of its right to substitute money or Eligible Investments for Receivables, the Seller will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (ii) an opinion of counsel to the effect that, unless otherwise specified in the related Supplement, the defeasance will not materially adversely impact the Federal income tax characterization of the Series or any other outstanding Series.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

  The Certificates of each Series will be subject to optional repurchase by the Seller on any Distribution Date on or after which the Invested Amount of such Series is reduced to an amount less than or equal to 5% of the initial Invested Amount thereof (or such other amount specified in the related Prospectus Supplement), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller. The repurchase price of the Certificates of a Series will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through, and including, the day preceding the Distribution Date with respect to which the repurchase occurs (or such other amount specified in the related Prospectus Supplement). In any event, the last payment of principal and interest on the Certificates of a Series will be due and payable no later than the Series Termination Date for such Series. In the event that the Invested Amount of a Series is greater than zero on the applicable Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Agreement and the related Supplement, in an amount up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than the total amount of Receivables allocable to such Series). The net proceeds of such sale and any collections on the Receivables will be paid to the Certificateholders of such Series in the priority specified in the related Prospectus Supplement on the Series Termination Date as final payment of the Certificates of such Series.

  Unless the Seller instructs the Trustee otherwise, the Trust will only terminate on the earlier of: (a) the day following the day on which funds shall have been deposited in the Collection Account sufficient to pay in full the aggregate Invested Amounts of all Series outstanding plus accrued interest thereon at the applicable Certificate Rates through the applicable Interest Period or (b) June 1, 2100. Upon the termination of the Trust and the surrender of the Exchangeable Seller's Certificate, the Trustee shall convey to the Seller all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account).

LIQUIDATION EVENTS

  Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Series will continue through the date specified in the related Prospectus Supplement, unless a Liquidation Event with respect to such Series occurs. A Rapid Amortization Period or Rapid Accumulation Period will commence at the beginning of the Due Period during which a Liquidation Event occurs or is deemed to occur. A "Liquidation Event" occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

    (i) certain events of insolvency, conservatorship or receivership relating to the Seller; or

    (ii) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (i) or (ii), a Liquidation Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event. In addition, a Liquidation Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. If a Liquidation Event occurs and the FDIC is appointed as the receiver for the Bank and no Liquidation Event other than such receivership or insolvency exists, the FDIC may have the power to prevent commencement of a Rapid Amortization Period or a Rapid Accumulation Period.

  In addition to the consequences of a Liquidation Event discussed above, if pursuant to certain provisions of Federal law, the Seller voluntarily goes into liquidation or the FDIC or any other person is appointed a receiver or conservator of the Seller, on the day of such appointment the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of any outstanding Series issued prior to April 19, 1995 (each, a "Preexisting Series"), the Trustee will sell, dispose of or otherwise liquidate the Receivables of all Series in a commercially reasonable manner and on commercially reasonable terms. Furthermore, even if the Receivables are not sold pursuant to the preceding sentence, with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the related Supplement), unless otherwise instructed within a specified period by holders representing undivided interests aggregating more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, the holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds will be distributed to the applicable Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" for a discussion of how Federal legislation may affect the Trustee's ability to liquidate the Receivables.

INDEMNIFICATION

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the activities of the Trust or the Trustee pursuant to the Agreement, including those arising from acts or omissions of the Servicer; provided, however, that the Servicer will not indemnify (i) the Trust or the Certificateholders for any liabilities, costs and expenses with respect to Federal, state or local income or franchise taxes required to be paid by the Trust or the Certificateholders or (ii) the Trust, the Certificateholders or the Trustee for liabilities imposed by reason of any wrongful actions taken by or omissions of the Trustee.

  Under the Agreement, the Seller will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Seller will also indemnify each Certificateholder for any such losses, claims, damages or liabilities except to the extent that they arise from any action by such Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of such successor Servicer.

  The Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trustee, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  In the Agreement, the Servicer covenants that, except as otherwise required by any requirement of law or as is deemed by the Servicer to be necessary in order for the Servicer to maintain its credit card business on a competitive basis based on a good faith assessment by the Servicer of the nature of the competition in the credit card business, it will not reduce the annual percentage rate of the periodic charge assessed on the Receivables or other fees on the Accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield is a rate less than the Base Rate for any Series. The Servicer also covenants that it may change the terms relating to the Accounts, only if in the reasonable judgment of the Servicer, if the Seller owns a comparable segment of accounts, such change is made applicable to any comparable segment of consumer revolving credit card accounts owned by the Seller which have characteristics the same as or substantially similar to the Accounts and if the Seller does not own such a comparable segment, such change is not made with the intent to benefit materially the Seller over the Certificateholders.

  Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and issuing credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

  In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all requirements of law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on Certificateholders; (ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction; and
(iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except that, in the case of clauses (ii) and (iii) above, the Servicer may make customer service, curing and delinquency adjustments in the ordinary course of business in accordance with prudent servicing practices.

  Under the terms of the Agreement, the Servicer is obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivables or Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been written off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such transfer will be effected by the Servicer depositing the Transfer Deposit Amount of such Receivable in the Collection Account. This transfer obligation constitutes the sole remedy available to the Certificateholders, if such covenant or warranty of the Servicer is not satisfied. The Trust's interest in any such repurchased Receivable shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, 1/12 of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the First Chicago Interest and the aggregate Invested Amount of all Series with respect to the related Due Period. The Servicing Fee will be allocated among the First Chicago Interest and Certificateholders of all Series. The portion of the Servicing Fee allocable to the Certificateholders of a Series on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to 1/12 of the product of (a) the applicable servicing fee percentage with respect to such Series and
(b) the Invested Amount of such Series with respect to the related Due Period. All or a portion of the Monthly Servicing Fee for a Series will be paid from collections of Finance Charge Receivables allocable or otherwise available to such Series. A portion of the Monthly Servicing Fee for a Series may be payable from Interchange allocable to such Series. Amounts available from Enhancement or other sources specified in the related Prospectus Supplement may also be available to pay the Monthly Servicing Fee for a Series. The remaining portion of the Servicing Fee will be allocable to the First Chicago Interest. The Monthly Servicing Fee for each Series will be paid from the Collection Account on each Distribution Date.

  The Servicer pays from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

  Any person into which, in accordance with the Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

  In the event of any Servicer Default, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and appoint a new Servicer (a "Service Transfer"), subject to the right of Enhancement Providers, if applicable, to approve such new Servicer. The rights and interests of the Seller under the Agreement in the First Chicago Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Service Transfer, then the Trustee will offer the Servicer the right to accept the transfer of all of the Receivables. The deposit amount for such a transfer for each Series shall be equal to the greater of (i) the principal amount of such Series, plus accrued interest thereon, at the applicable Certificate Rate, through the end of the applicable Interest Period for such Series and
(ii) the average bid price quoted by at least two recognized securities dealers for similar securities rated in the highest rating category by each Rating Agency and having a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series. However, if the FDIC is appointed as the receiver or conservator for the Servicer, and no Servicer Default other than such receivership, conservatorship or insolvency exists, the FDIC may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

  A "Servicer Default" refers to any of the following events:

    (i) failure by the Servicer or, for so long as the Seller is the Servicer, the Seller to make any payment, transfer or deposit, or to give instructions to the Trustee, or to give notice to the Trustee to make such payment, transfer or deposit, or to give notice of any required withdrawal, drawing or payment required to be made under any form of Enhancement, on the date the Servicer or the Seller, as the case may be, is required to do so under the Agreement or any Supplement (or within a five-day grace period);

    (ii) failure on the part of the Servicer or, for so long as the Seller is the Servicer, the Seller duly to observe or perform any other covenants or agreements of the Servicer or the Seller in the Agreement or any Supplement which has a material adverse effect on the Certificateholders, which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

    (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement or in any certificate delivered pursuant to the Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders, and which material adverse effect continues for the Certificateholders for a period of 60 days after written notice; or

    (iv) the occurrence of certain events of bankruptcy, insolvency, receivership or conservatorship of the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days or referred to under clause (ii) or (iii) for a period of 60 business days shall not constitute a Servicer Default, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Supplement and the Servicer shall provide the Trustee, the Enhancement Providers, if any, applicable to any Series, the Seller and the Certificateholders prompt notice of such failure or delay by the Servicer, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified in the related Prospectus Supplement, for each Series, on each Distribution Date, there will be forwarded to each Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth: (i) the total amount distributed with respect to the Certificates of such Series; (ii) the amount of the distribution on such Distribution Date allocable to principal; (iii) the amount of such distribution allocable to interest; (iv) the amount of collections processed during the preceding Due Period and allocated in respect of the Certificates of such Series; (v) the Invested Amount of such Series and the Invested Percentages with respect to such Series; (vi) the aggregate outstanding balance of Accounts which are 30 days or more delinquent as of the close of business at the end of the preceding Due Period; (vii) the Investor Default Amount for such Distribution Date; (viii) the amount of Investor Charge-Offs for such Distribution Date and the amount of reimbursements of such Investor Charge-Offs; (ix) the amount of the Monthly Servicing Fee for such Distribution Date; (x) the amount available under any Enhancement at the close of business on such Distribution Date; (xi) the amount, if any, by which the principal balance of the Certificates of such Series exceeds the Invested Amount of such Series as of the end of the day on the Record Date; and (xii) the "pool factor" as of the end of the related Record Date (consisting of an eight-digit decimal expressing the ratio of the Invested Amount to the initial Invested Amount). In the case of a Series having more than one Class, the Monthly Servicer Report will provide information as to each Class of Certificates.

  On or before January 31 of each calendar year, there will be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See "Tax Matters."

EVIDENCE AS TO COMPLIANCE

  The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before March 31 of each calendar year, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.

  The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

CONVEYANCE OF ACCOUNTS

  Subject to the conditions set forth in the succeeding sentence, the Seller may transfer or otherwise convey its interest in Accounts, including the Receivables in such Accounts (subject to the interest of the Trustee), in whole or in part, and, in conjunction with such transfer will execute (and the Trustee will authenticate and deliver to the transferee) a certificate substantially in the form of the Exchangeable Seller's Certificate which represents the transferred interest in such Accounts. The Seller will be permitted to convey Accounts only upon satisfaction of the following conditions: (i) the acquiring person will (a) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and be a bank or other entity that is not subject to the Bankruptcy Code of 1978, and (b) expressly assume by an agreement supplemental to the Agreement the performance of the Seller's obligations with respect to such Accounts; (ii) the Seller will deliver to the Trustee and, as required, any Enhancement Provider of a Series, opinions of counsel (a) stating that all conditions precedent to the conveyance have been complied with and (b) to the effect that the conveyance will not adversely affect the treatment of the Certificates as debt for Federal and applicable state income tax purposes or materially adversely impact the Federal income tax consequences that affect any Certificateholder; (iii) the Seller will obtain from each Rating Agency a letter confirming that the rating of the Certificates, after such conveyance, will not be lowered or withdrawn; and (iv) the Seller will obtain the consent to the conveyance, as required, of any Enhancement Provider of a Series and of more than 51% of the principal amount of Certificateholders of each Series.

AMENDMENTS

  The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or any Supplement. In addition, the Agreement and any Supplement may be amended from time to time by the Seller, the Servicer and the Trustee, without Certificateholder consent, to add to or change any of the provisions of the Agreement to provide that bearer certificates issued with respect to any Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations or to permit the issuance of uncertificated certificates. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered amendments requiring Certificateholder consent under the provisions of the Agreement or any Supplement.

  The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the Invested Amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the interest of any Certificateholder of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

  Upon written request of three or more Certificateholders of record of a Series or any Certificateholder or group of Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Invested Amount of a Series, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement.

  The Agreement generally does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

  Norwest Bank Minnesota, National Association, is Trustee under the Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Department.

  For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Trustee has agreed that it will not resign, however, without written confirmation from each Rating Agency that such resignation will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

GENERAL

  For any Series, Enhancement may be provided with respect to one or more Classes thereof. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

  Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any provider of Enhancement (an "Enhancement Provider"), including (i) brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. The Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement.

SUBORDINATION

  If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth any applicable information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of Subordinated Certificates of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CASH COLLATERAL GUARANTY OR ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash

Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which may be increased (i) to the extent the Seller elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account, will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to the holders of Certificates offered thereby and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

LETTER OF CREDIT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to, or in lieu of, other Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

  The maximum liability of the issuer of the letter of credit under such letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

  If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

INTEREST RATE SWAP

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by an interest rate swap or other similar hedging arrangement. Such interest rate swap or other arrangement will provide for the swapping of certain payments on the Receivables for payments from the provider of the interest rate swap or other arrangement in the manner and amounts specified in the related Prospectus Supplement.

SPREAD ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit support or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                              CERTIFICATE RATINGS

  Any rating of the Certificates by a Rating Agency will indicate:

  . its view on the likelihood that Certificateholders will receive required interest and principal payments; and
  . its evaluation of the Receivables and the availability of any Enhancement for the Certificates.

  Among the things a rating will not indicate are:

  . the likelihood that interest or principal payments will be paid on a scheduled date;
  . the likelihood that a Liquidation Event will occur;
  . the likelihood that a United States withholding tax will be imposed on
   non-U.S. Certificateholders;
  . the marketability of the Certificates;
  . the market price of the Certificates; or . whether the Certificates are an appropriate investment for any purchaser.

  A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

  The Seller will request a rating of the Certificates offered by this Prospectus and the accompanying Prospectus Supplement from at least one Rating Agency. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Seller.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Seller has transferred interests in the Receivables to the Trust. The Seller covenants and warrants that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables, except for the interest of the Seller as holder of the Exchangeable Seller's Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Seller has taken or will take all actions as are required under New York, Illinois and Delaware law to perfect the Trust's security interest in the Receivables. The Seller also covenants and warrants to the Trust in the Agreement that, in the event the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the UCC and assuming that the Seller is not at the time of such transfer the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in favor of the Trust in the Receivables contained in the Accounts in existence since the time of the addition of such Receivables to the Trust and a valid, subsisting and enforceable first priority perfected security interest in favor of the Trust in the Receivables created thereafter on and after their creation and, with certain exceptions, and for certain limited time periods, the proceeds thereof. For a discussion of the Trust's rights arising from these covenants and warranties not being satisfied, see "Description of the Certificates and the Agreement--Covenants, Representations and Warranties."

  The Seller has represented that the Receivables are either "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement is also required in order to perfect the Trust's security interest in the Receivables. A financing statement covering the Receivables has been filed under the UCC to protect the Trust in case the transfer by the Seller is deemed subject to the UCC as either a sale of accounts or a transfer of accounts or general intangibles as security for an obligation. If a transfer of general intangibles is deemed not to create a security interest, the filing of a financing statement is not required to protect the Trust's interest from third parties.

  There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the applicable Cut Off Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Furthermore, if the FDIC were appointed as receiver of the Seller, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Agreement, however, the Seller has warranted that it has transferred or will transfer the Receivables to the Trust free and clear of the lien of any third party except for certain permitted tax liens. In addition, the Seller covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

  While the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the Seller's own benefit prior to each Distribution Date and, in the event of the insolvency or receivership of the Seller or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections. If the short term deposit rating of the Seller is reduced to below A-1 or P-1 by the applicable Rating Agency, the Seller will, within five business days, commence the deposit of collections directly into the Collection Account within one business day after the date of processing, and the Collection Account will be moved to an Eligible Institution other than the Seller, which Eligible Institution may be an affiliate of the Seller.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

  To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that interest is validly perfected before the Seller's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, the Agreement is continuously a record of the Seller, the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, and the Trustee is the secured party and is not an insider or affiliate of the Seller, that security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Seller, and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a receiver or conservator of the Seller. If, however, a receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. Generally, it is expected that in most cases "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, but in one case a United States Federal district court held that such damages should be measured by the fair market value of the repudiated bonds as of the date of repudiation. If this court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Seller repudiated its obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

  The Agreement provides that, upon the appointment of a receiver or conservator for the Seller, the Seller will promptly give notice thereof to the Trustee, and a Liquidation Event with respect to all Series will occur. Under the Agreement, (x) with respect to any Preexisting Series, unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the Invested Amount of any Preexisting Series or unless otherwise required by the FDIC as receiver or conservator for the Seller, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables of all Series and (y) with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the related Supplement), unless otherwise instructed within a specified period of time by the holders of undivided interests aggregating more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series. Such sales, dispositions or other liquidations will be conducted in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Liquidation Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the receiver or conservator for the Seller may have the power to continue to require the Seller to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the early commencement of a Rapid Amortization Period or a Rapid Accumulation Period. See "Description of the Certificates and the Agreement--Liquidation Events."

CONSUMER PROTECTION LAWS

  The relationship between the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection statutes. With respect to credit cards issued by the Seller the most significant Federal laws include the Federal Truth-In-Lending and Equal Credit Opportunity Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles, and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, may impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Seller has agreed to accept the transfer of all Receivables that have been written off and that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates and the Agreement--Covenants, Representations and Warranties."

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Seller's credit card operations or the yield on the Receivables in the Trust.

  If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related Receivables would be written off as uncollectible. The Certificateholders could suffer a loss if no funds are available from Enhancement or other sources. See "Description of the Certificates and the Agreement--Defaulted Receivables; Rebates and Fraudulent Charges" in this Prospectus.

                                  TAX MATTERS

GENERAL

  The following discussion, summarizing certain anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of any investment in the Certificates of a Series. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

  Unless otherwise specified in the related Prospectus Supplement, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Bank ("Tax Counsel"), will, upon issuance of a Series of Certificates, advise the Bank, based on the assumptions and qualifications set forth in its opinion, that the Certificates of such Series offered pursuant to a Prospectus Supplement (the "Offered Certificates") will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

  The Seller expresses in the Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Seller agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, the Seller expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

  In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the

IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

  In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

  As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Tax Counsel will advise the Bank that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Seller intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that interest will accrue on the Offered Certificates at a "qualified floating rate," the Seller intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

  If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

  A holder who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

  A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

SALE OF A CERTIFICATE

  In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset; provided, however, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

  The Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Seller and certain classes of Certificateholders are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates).

  The opinion of Tax Counsel with respect to Offered Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Seller currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

  If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Seller has taken and intends to take measures designed to enable the Trust to be eligible for such exceptions; however, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Seller. Furthermore, certain Series issued prior to May 2, 1995 may not be able to be conformed to the measures taken by the Seller with respect to Series issued on or after that date.

  If a transaction were treated as creating a partnership between the Seller and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, assuming the partnership is a "publicly traded partnership" (as defined in Section 469(k)(2) of the Code), even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

  If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

RECENT LEGISLATION

  Certain provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, although these provisions were effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether Certificates of any Series outstanding on August 31, 1997 would be treated as "regular interests" in a FASIT if the Seller were to elect FASIT status for the Trust after that date. To the extent otherwise permitted by the terms thereof, the Agreement may be amended in accordance with the provisions thereof to provide that the Seller may cause a FASIT election to be made for the Trust if the Seller delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust. If a Certificate were a regular interest in a FASIT, a Certificate Owner, including a cash basis Certificate Owner, would be required to report income thereon on the accrual method.

FOREIGN INVESTORS

  As set forth above, it is expected that Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or, for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust.

  Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Seller (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Seller's Certificate other than the Seller or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

  Recently finalized Internal Revenue Service Treasury Regulations (the "Final Foreign Investor Regulations") could affect the procedures to be followed by a Foreign Investor in establishing such Foreign Investor's status as a Foreign Investor for purposes of the withholding rules (including the back-up withholding rules). The Final Foreign Investor Regulations are effective for payments made after December 31, 1998. Prospective purchasers of the Certificates should consult their tax advisors concerning the Final Foreign Investor Regulations and their potential effect on the ownership of the Certificates.

  A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (ii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

  If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificate Owner that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

  If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

                           STATE AND LOCAL TAXATION

  As a consequence of the issuance of a Collateral Interest or other interests that could be issued by the Trust in the future, it is possible, as noted above, that the Trust could be viewed as a partnership. If the arrangement were treated as creating a partnership for Illinois state tax purposes, the Trust could be subject to the Illinois personal property replacement tax with respect to the portion of the Trust's taxable income, if any, apportioned to Illinois. The imposition of any such tax on the Trust could reduce the amount available for distribution to the Certificate Owners.

  Except as described above, the discussion herein does not address the tax treatment of the Trust, the Certificates or the Certificate Owners under any state, local or foreign tax laws. Prospective investors are urged to consult their own tax advisers regarding the state and local tax treatment of the Trust, and the tax consequences relating to the purchase, ownership and disposition of the Certificates under any applicable state, local or foreign tax law.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "Prohibited Transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Benefit Plan fiduciaries must also determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect Prohibited Transactions. The operations of the Trust could result in Prohibited Transactions if Benefit Plans that purchase Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase Certificates are deemed to own an interest in the underlying assets of the Trust.

  Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

  Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

  Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates will meet the criteria of publicly-offered securities as set forth above: the underwriters of a Series expect (although no assurances can be given) that interests in each Class of Certificates offered hereby will be held by at least 100 independent investors at the conclusion of the offering thereof; there are no restrictions imposed on the transfer of interests in the Certificates; and interests in the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

  If interests in the Class A Certificates fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. In addition, the Seller or any underwriter of a Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. There are five class exemptions issued by the DOL that could apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates should consult their own counsel as to whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the Prohibited Transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

  In particular, insurance companies considering the purchase of Certificates of any Series should consult their own benefits or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517
(1993) ("John Hancock") and the applicability of DOL Prohibited Transaction Exemption 95-60 ("PTE 95-60"). In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

                             PLAN OF DISTRIBUTION

  The Seller may sell Certificates (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby sets forth the terms of the offering of such Certificates, including the name or names of any underwriters, the purchase price of such Certificates and the proceeds to the Seller from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Certificates offered thereby.

  Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

  Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the several underwriters may be required to make in respect thereof.

  The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

  First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of the Seller, may from time to time act as agent or underwriter in connection with the sale of Certificates to the extent permitted by applicable law. Any obligations of FCCM are the sole obligations of FCCM and do not create any obligations on the part of any affiliate of FCCM.

  This Prospectus and related Prospectus Supplements may be used by FCCM in connection with offers and sales related to secondary market transactions in the Certificates. FCCM, to the extent permitted by law, may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Bank by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of First Chicago NBD, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, Tax Counsel, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                         REPORTS TO CERTIFICATEHOLDERS

  The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Certificates are issued, the reports will be sent to Cede, which is the nominee of DTC and the registered holder of the Certificates. No financial reports will be sent to you. See "Description of the Certificates and the Agreement--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance" in this Prospectus."

                      WHERE YOU CAN FIND MORE INFORMATION

  We filed a registration statement relating to the Certificates with the Securities and Exchange Commission (the "SEC"). This Prospectus is part of the registration statement, but the registration statement includes additional information.

  The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

  You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C., New York, New York or Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC web site (http://www.sec.gov.).

  The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference the documents listed below, any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we terminate our offering of the Certificates.

  . Annual Report on Form 10-K for the year ended December 31, 1997; and
  . Current Reports on Form 8-K dated January 12, 1998, February 11, 1998 and
   March 12, 1998.

  As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations, First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois, 60670; (312) 732-4812.

                         INDEX OF TERMS FOR PROSPECTUS

      TERM                                                                 PAGE
      ----                                                                 ----
Accounts.................................................................     16
Accumulation Period......................................................     30
Additional Accounts......................................................     20
Adjustment Payment.......................................................     38
Aggregate Principal Receivables..........................................     21
Agreement................................................................   5,16
Amortization Period......................................................     30
Automatic Additional Accounts............................................     32
Bank.....................................................................   5,16
Bank's Portfolio.........................................................     18
Base Rate................................................................     18
Benefit Plans............................................................     57
Cash Collateral Account..................................................     46
Cash Collateral Guaranty.................................................     46
Cede.....................................................................     24
Cedel....................................................................     26
Cedel Participants.......................................................     26
Certificate Owner........................................................     24
Certificate Rate.........................................................     23
Certificateholders.......................................................     22
Certificates.............................................................   5,16
Citibank.................................................................     24
Class....................................................................     16
Code.....................................................................     51
Collateral Interest......................................................     47
Collection Account.......................................................     34
Controlled Accumulation Period...........................................      7
Controlled Amortization Period...........................................      7
Cooperative..............................................................     26
Cut Off Date.............................................................     20
Defaulted Receivables....................................................     37
Definitive Certificates..................................................     27
Depositaries.............................................................     24
Depository...............................................................     24
Determination Date.......................................................     36
Discount Percentage......................................................     37
Distribution Date........................................................   6,28
DOL......................................................................     57
DTC......................................................................     24
Due Period...............................................................     20
Eligible Account.........................................................     32
Eligible Additional Account..............................................     32
Eligible Institution.....................................................     34
Eligible Investments.....................................................     34
Eligible Receivable......................................................     31
Enhancement.............................................................. 5,8,16
Enhancement Provider.....................................................     46
ERISA....................................................................     56
Euroclear................................................................     26

      TERM                                                                PAGE
      ----                                                                ----
Euroclear Operator.......................................................    26
Euroclear Participants...................................................    26
Excess Finance Charge Collections........................................    37
Excess Principal Collections.............................................    37
Exchange.................................................................    29
Exchange Act.............................................................    25
Exchangeable Seller's Certificate........................................  6,29
FASIT....................................................................    54
FCSI.....................................................................    16
FCCM.....................................................................  1,59
FDIA..................................................................... 10,49
FDIC.....................................................................    10
Final Foreign Investor Regulations.......................................    55
Final Regulation.........................................................    57
Finance Charge Receivables...............................................  5,17
FIRREA................................................................... 10,49
First Chicago NBD........................................................    16
First Chicago Amount.....................................................  6,21
First Chicago Interest...................................................    29
First Chicago Percentage................................................. 23,35
Fixed Allocation Percentage..............................................    35
Floating Allocation Percentage...........................................    35
FNBC.....................................................................    16
Foreign Investors........................................................    55
Full Invested Amount.....................................................    34
Funding Period...........................................................    34
Holders..................................................................    27
Indirect Participants....................................................    25
Interchange..............................................................    19
Interest Funding Account.................................................    28
Interest Period..........................................................    28
Invested Amount..........................................................  6,23
Invested Percentage......................................................    35
Investor Charge-Off......................................................    38
Investor Default Amount..................................................    37
IRA......................................................................    57
IRS......................................................................    51
John Hancock.............................................................    58
Liquidation Event........................................................  8,39
MasterCard International.................................................    16
Minimum Aggregate Principal Receivables..................................    21
Minimum First Chicago Interest Percentage................................    21
Monthly Servicer Report..................................................    43
Monthly Servicing Fee....................................................    42
Morgan...................................................................    24
Offered Certificates.....................................................    51
OID......................................................................    52
Paired Series............................................................    35
Participants.............................................................    24

      TERM                                                                  PAGE
      ----                                                                  ----
Participation..............................................................   33
Participation Agreement....................................................   33
Paying Agent...............................................................   25
Portfolio Yield............................................................   18
Preexisting Series.........................................................   40
Pre-Funding Account........................................................   34
Pre-Funding Amount.........................................................   34
Prepayable Instrument......................................................   52
Principal Amortization Period..............................................    7
Principal Funding Account..................................................   28
Principal Receivables...................................................... 5,17
Principal Terms............................................................   29
Prohibited Transactions....................................................   56
PTE 95-60..................................................................   58
Rapid Accumulation Period..................................................    7
Rapid Amortization Period..................................................    7
Rating Agency..............................................................    9
Receivables................................................................   16
Record Date................................................................   23
Regulations................................................................   52
Removed Accounts...........................................................   21
Reserve Account............................................................   48
Revolving Period...........................................................    6

      TERM                                                                  PAGE
      ----                                                                  ----
Scheduled Payment Date.....................................................    7
SEC........................................................................   59
Seller..................................................................... 5,16
Senior Certificates........................................................   23
Series.....................................................................   16
Series Closing Date........................................................   27
Series Termination Date....................................................    7
Servicer...................................................................   16
Servicer Default...........................................................   43
Service Transfer...........................................................   42
Servicing Fee..............................................................   41
Spread Account.............................................................   48
Subordinated Certificates..................................................   23
Supplement.................................................................   22
Tax Counsel................................................................   51
Terms and Conditions.......................................................   26
Transfer Date..............................................................   36
Transfer Deposit Amount....................................................   31
Trust...................................................................... 5,16
Trustee.................................................................... 5,16
UCC........................................................................   25
Unallocated Principal Collections..........................................   36
Underwriting Agreement.....................................................   58
VISA.......................................................................   16

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of Cedel and Euroclear and as participants in DTC.

  Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

  TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A holder of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

  EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

  EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

  EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

  U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

   Registration Fee....................................................... $295
   Printing and Engraving.................................................    *
   Trustee's Fees.........................................................    *
   Legal Fees and Expenses................................................    *
   Blue Sky Fees and Expenses.............................................    *
   Accountants' Fees and Expenses.........................................    *
   Rating Agency Fees.....................................................    *
   Miscellaneous Fees.....................................................    *
                                                                           ----
     Total................................................................ $  *
                                                                           ====

--------
* To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article Ninth of the Articles of Association of FCC National Bank (the "Registrant") provides for indemnification of the directors, officers and employees of the Registrant, or persons serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other business entity, to the full extent permitted by the General Corporation Law of Delaware, as such laws exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted by the Registrant prior to such amendment). This indemnification applies to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

  Notwithstanding the foregoing, the Registrant may indemnify any of the foregoing persons to the fullest extent permitted under the statutes applicable to national banking associations and the rules, regulations and interpretations promulgated thereunder by the primary regulator of national banking associations in each case now or hereafter in effect.

  Indemnification may include all expenses (including attorney's fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by such indemnified person. However, the Registrant is not authorized to indemnify against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by a bank regulatory agency which proceeding or action results in a final order against such person assessing civil money penalties or requiring payments to the Registrant. The Registrant is authorized to advance expenses upon receipt of an undertaking by or on behalf of such director, officer or employee to repay the same if it shall ultimately be determined that he is not entitled to be indemnified.

  The rights of indemnification and advancement of expenses provided by the Articles of Association of the Registrant are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant also insures its officers and directors.

  Section 145 of the General Corporation Law of Delaware contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

(a) Exhibits

  1.1  --Underwriting Agreement.(1)
  4.1  --Pooling and Servicing Agreement between FCC National Bank and the
        Trustee, including certain exhibits thereto.(2)
  4.2  --Supplement to Pooling and Servicing Agreement relating to the Series
        1990-A Certificates between FCC National Bank and the Trustee.(2)
  4.3  --Supplement to Pooling and Servicing Agreement relating to the Series
        1990-B Certificates between FCC National Bank and the Trustee.(3)
  4.4  --Supplement to Pooling and Servicing Agreement relating to the Series
        1990-C Certificates between FCC National Bank and the Trustee.(4)
  4.5  --Supplement to Pooling and Servicing Agreement relating to the Series
        1991-D Certificates between FCC National Bank and the Trustee.(5)
  4.6  --Supplement to Pooling and Servicing Agreement relating to the Series
        1992-E Certificates between FCC National Bank and the Trustee.(6)
  4.7  --Supplement to Pooling and Servicing Agreement relating to the Series
        1993-F Certificates between FCC National Bank and the Trustee.(7)
  4.8  --Supplement to Pooling and Servicing Agreement relating to the Series
        1993-G Certificates between FCC National Bank and the Trustee.(7)
  4.9  --Supplement to Pooling and Servicing Agreement relating to the Series
        1993-H Certificates between FCC National Bank and the Trustee.(8)
  4.10 --Supplement to Pooling and Servicing Agreement relating to the Series
        1994-I Certificates between FCC National Bank and the Trustee.(9)
  4.11 --Supplement to Pooling and Servicing Agreement relating to the Series
        1994-J Certificates between FCC National Bank and the Trustee.(9)
  4.12 --Supplement to Pooling and Servicing Agreement relating to the Series
        1994-K Certificates between FCC National Bank and the Trustee.(10)
  4.13 --Supplement to Pooling and Servicing Agreement relating to the Series
        1995-L Certificates between FCC National Bank and the Trustee.(10)
  4.14 --Supplement to Pooling and Servicing Agreement relating to the Series
        1995-M Certificates between FCC National Bank and the Trustee.(11)
  4.15 --Supplement to Pooling and Servicing Agreement relating to the Series
        1995-N Certificates between FCC National Bank and the Trustee.(11)
  4.16 --Supplement to Pooling and Servicing Agreement relating to the Series
        1995-O Certificates between FCC National Bank and the Trustee.(12)
  4.17 --Supplement to Pooling and Servicing Agreement relating to the Series
        1995-P Certificates between FCC National Bank and the Trustee.(12)
  4.18 --Amendments to Pooling and Servicing Agreement and Series Supplements between FCC National Bank and the Trustee.(13)
  4.19 --1995 Amendment to Pooling and Servicing Agreement between FCC National
        Bank and Trustee.(14)
  4.20 --Supplement to Pooling and Servicing Agreement relating to the Series
        1996-Q Certificates between FCC National Bank and the Trustee.(1)
  4.21 --Supplement to Pooling and Servicing Agreement relating to the Series
        1996-R Certificates between FCC National Bank and the Trustee.(15)
  4.22 --Supplement to Pooling and Servicing Agreement relating to the Series
        1996-S Certificates between FCC National Bank and the Trustee.(15)
  4.23 --Supplement to Pooling and Servicing Agreement relating to the Series
        1997-T Certificates between FCC National Bank and the Trustee.(16)
  4.24 --Supplement to Pooling and Servicing Agreement relating to the Series
        1997-U Certificates between FCC National Bank and the Trustee.(16)

  4.25 --Form of Series Supplement.
  4.26 --Form of Prospectus Supplement.
  5.1  --Form of opinion of counsel of FCC National Bank.
  8.1  --Opinion of special tax counsel to FCC National Bank.*
 23.1 --Consent of counsel of FCC National Bank is included in opinion filed as Exhibit 5.1.
 23.2 --Consent of special tax counsel to FCC National Bank is included in opinion filed as Exhibit 8.1.
 24.1  --Power of Attorney.

--------
 (1) Incorporated herein by reference to the Current Report on Form 8-K dated October 1, 1996 of FCC National Bank.
 (2) Incorporated herein by reference to Registration Statement No. 33-35084 of FCC National Bank.
 (3) Incorporated herein by reference to Registration Statement No. 33-36078 of FCC National Bank.
 (4) Incorporated herein by reference to Registration Statement No. 33-37021 of FCC National Bank.
 (5) Incorporated herein by reference to Registration Statement No. 33-40126 of FCC National Bank.
 (6) Incorporated herein by reference to Registration Statement No. 33-40135 of FCC National Bank.
 (7) Incorporated herein by reference to Registration Statement No. 33-61950 of FCC National Bank.
 (8) Incorporated herein by reference to Registration Statement No. 33-67056 of FCC National Bank.
 (9) Incorporated herein by reference to Registration Statement No. 33-78032 of FCC National Bank.
(10) Incorporated herein by reference to Registration Statement No. 33-82466 of FCC National Bank.
(11) Incorporated herein by reference to Registration Statement No. 33-84880 of FCC National Bank.
(12) Incorporated herein by reference to Registration Statement No. 33-92358 of FCC National Bank.
(13) Incorporated herein by reference to the Current Report on Form 8-K dated June 18, 1992 of FCC National Bank.
(14) Incorporated herein by reference to the Current Report on Form 8-K dated May 5, 1995 of FCC National Bank.
(15) Incorporated by reference to the Current Report on Form 8-K dated December 4, 1996 of FCC National Bank.
(16) Incorporated by reference to the Current Report on Form 8-K dated November 10, 1997 of FCC National Bank.

* To be filed by amendment.

(b) Financial Statements

  All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON APRIL 7, 1998.

                                          FCC National Bank,
                                          as originator of the Trust and
                                           registrant

                                                   /s/ M. Eileen Kennedy
                                          By: _________________________________
                                            M. EILEEN KENNEDY ATTORNEY-IN-FACT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON APRIL 7, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                                   TITLE

       /s/ Joseph M. Dudzinsky                    Director
-------------------------------------
        (JOSEPH M. DUDZINSKY)

        /s/ Richard P. Eckman                     Director
-------------------------------------
         (RICHARD P. ECKMAN)

        /s/ William J. Garner                     Director
-------------------------------------
         (WILLIAM J. GARNER)

         /s/ Joyce D. Hunter                      Director
-------------------------------------
          (JOYCE D. HUNTER)

         /s/ W.G. Jurgensen                       Director and
-------------------------------------              Principal Executive
          (W.G. JURGENSEN)                         Officer

      /s/ Michael J. Majchrzak                    Director
-------------------------------------
       (MICHAEL J. MAJCHRZAK)

        /s/ Anthony K. Metta                      Director
-------------------------------------
         (ANTHONY K. METTA)

              SIGNATURE                                   TITLE

         /s/ Timothy P. Moen                      Director
-------------------------------------
          (TIMOTHY P. MOEN)

        /s/ Ralph R. Mueller                      Director
-------------------------------------
         (RALPH R. MUELLER)

       /s/ Peter J. Nowak, Jr.                    Director, Principal
-------------------------------------              Financial Officer
        (PETER J. NOWAK, JR.)                      and Principal
                                                   Accounting Officer

        /s/ Jeremiah P. Shea                      Director
-------------------------------------
         (JEREMIAH P. SHEA)
--------
* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated officers and directors of the registrant pursuant to the power of attorney signed by such officers and directors.

                                                   /s/ M. Eileen Kennedy
                                          By: _________________________________
                                            M. EILEEN KENNEDY ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
 NUMBER                           DESCRIPTION                            NUMBER
 -------                          -----------                            ------
   1.1   --Underwriting Agreement.(1)
   4.1   --Pooling and Servicing Agreement between FCC National Bank and the Trustee, including certain exhibits thereto.(2)
   4.2   --Supplement to Pooling and Servicing Agreement relating to the Series 1990-A Certificates between FCC National Bank and the Trustee.(2)
   4.3   --Supplement to Pooling and Servicing Agreement relating to the Series 1990-B Certificates between FCC National Bank and the Trustee.(3)
   4.4   --Supplement to Pooling and Servicing Agreement relating to the Series 1990-C Certificates between FCC National Bank and the Trustee.(4)
   4.5   --Supplement to Pooling and Servicing Agreement relating to the Series 1991-D Certificates between FCC National Bank and the Trustee.(5)
   4.6   --Supplement to Pooling and Servicing Agreement relating to the Series 1992-E Certificates between FCC National Bank and the Trustee.(6)
   4.7   --Supplement to Pooling and Servicing Agreement relating to the Series 1993-F Certificates between FCC National Bank and the Trustee.(7)
   4.8   --Supplement to Pooling and Servicing Agreement relating to the Series 1993-G Certificates between FCC National Bank and the Trustee.(7)
   4.9   --Supplement to Pooling and Servicing Agreement relating to the Series 1993-H Certificates between FCC National Bank and the Trustee.(8)
   4.10  --Supplement to Pooling and Servicing Agreement relating to the Series 1994-I Certificates between FCC National Bank and the Trustee.(9)
   4.11  --Supplement to Pooling and Servicing Agreement relating to the Series 1994-J Certificates between FCC National Bank and the Trustee.(9)
   4.12  --Supplement to Pooling and Servicing Agreement relating to the Series 1994-K Certificates between FCC National Bank and the Trustee.(10)
   4.13  --Supplement to Pooling and Servicing Agreement relating to the Series 1995-L Certificates between FCC National Bank and the Trustee.(10)
   4.14  --Supplement to Pooling and Servicing Agreement relating to the Series 1995-M Certificates between FCC National Bank and the Trustee.(11)
   4.15  --Supplement to Pooling and Servicing Agreement relating to the Series 1995-N Certificates between FCC National Bank and the Trustee.(11)
   4.16  --Supplement to Pooling and Servicing Agreement relating to the Series 1995-O Certificates between FCC National Bank and the Trustee.(12)
   4.17  --Supplement to Pooling and Servicing Agreement relating to the Series 1995-P Certificates between FCC National Bank and the Trustee.(12)
   4.18  --Amendments to Pooling and Servicing Agreement and Series
          Supplements between FCC National Bank and the Trustee.(13)
   4.19  --1995 Amendment to Pooling and Servicing Agreement between
          FCC National Bank and Trustee.(14)
   4.20  --Supplement to Pooling and Servicing Agreement relating to the Series 1996-Q Certificates between FCC National Bank and the Trustee.(1)
   4.21  --Supplement to Pooling and Servicing Agreement relating to the Series 1996-R Certificates between FCC National Bank and the Trustee.(15)
   4.22  --Supplement to Pooling and Servicing Agreement relating to the Series 1996-S Certificates between FCC National Bank and the Trustee.(15)
   4.23  --Supplement to Pooling and Servicing Agreement relating to the Series 1997-T Certificates between FCC National Bank and the Trustee.(16)

 EXHIBIT                                                                  PAGE
 NUMBER                           DESCRIPTION                            NUMBER
 -------                          -----------                            ------
   4.24  --Supplement to Pooling and Servicing Agreement relating to the Series 1997-U Certificates between FCC National Bank and the Trustee.(16)
   4.25  --Form of Series Supplement.
   4.26  --Form of Prospectus Supplement.
   5.1   --Form of opinion of counsel of FCC National Bank.
   8.1   --Opinion of special tax counsel to FCC National Bank.*
  23.1   --Consent of counsel of FCC National Bank is included in
          opinion filed as Exhibit 5.1.
  23.2   --Consent of special tax counsel to FCC National Bank is
          included in opinion filed as Exhibit 8.1.
  24.1   --Power of Attorney.

--------
 (1) Incorporated herein by reference to the Current Report on Form 8-K dated October 1, 1996 of FCC National Bank.
 (2) Incorporated herein by reference to Registration Statement No. 33-35084 of FCC National Bank.
 (3) Incorporated herein by reference to Registration Statement No. 33-36078 of FCC National Bank.
 (4) Incorporated herein by reference to Registration Statement No. 33-37021 of FCC National Bank.
 (5) Incorporated herein by reference to Registration Statement No. 33-40126 of FCC National Bank.
 (6) Incorporated herein by reference to Registration Statement No. 33-40135 of FCC National Bank.
 (7) Incorporated herein by reference to Registration Statement No. 33-61950 of FCC National Bank.
 (8) Incorporated herein by reference to Registration Statement No. 33-67056 of FCC National Bank.
 (9) Incorporated herein by reference to Registration Statement No. 33-78032 of FCC National Bank.
(10) Incorporated herein by reference to Registration Statement No. 33-82466 of FCC National Bank.
(11) Incorporated herein by reference to Registration Statement No. 33-84880 of FCC National Bank.
(12) Incorporated herein by reference to Registration Statement No. 33-92358 of FCC National Bank.
(13) Incorporated herein by reference to the Current Report on Form 8-K dated June 18, 1992 of FCC National Bank.
(14) Incorporated herein by reference to the Current Report on Form 8-K dated May 5, 1995 of FCC National Bank.
(15) Incorporated by reference to the Current Report on Form 8-K dated December 4, 1996 of FCC National Bank.
(16) Incorporated by reference to the Current Report on Form 8-K dated November 10, 1997 of FCC National Bank.

* To be filed by amendment.